                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                               WATERS CORPORATION
                               (formerly known as
                              WCD Investors Inc.),


                         WATERS TECHNOLOGIES CORPORATION
                     (formerly known as Waters Corporation),


                          VARIOUS LENDING INSTITUTIONS,

                                       and

                             BANKERS TRUST COMPANY,

                                    AS AGENT





                          ----------------------------

                          Dated as of November 22, 1995

                            and amended and restated

                               as of June 16, 1997


                          ----------------------------


                                  $300,000,000


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                                TABLE OF CONTENTS

                                                                        PAGE

SECTION 1. Amount and Terms of Credit ...................................1
 1.01 Commitments .......................................................1
 1.02 Minimum Borrowing Amounts, etc.....................................3
 1.03 Notice of Borrowing ...............................................3
 1.04 Disbursement of Funds .............................................4
 1.05 Notes .............................................................5
 1.06 Conversions .......................................................5
 1.07 Pro Rata Borrowings ...............................................6
 1.08 Interest ..........................................................6
 1.09 Interest Periods ..................................................7
 1.10 Increased Costs, Illegality, etc. .................................8
 1.11 Compensation ......................................................10
 1.12 Change of Lending Office ..........................................11
 1.13 Replacement of Banks ..............................................11


 SECTION 2.  Letters of Credit...........................................12
 2.01 Letters of Credit..................................................12
 2.02 Letter of Credit Requests:  Notices of Issuance....................14
 2.03 Agreement to Repay Letter of Credit Drawings.......................14
 2.04 Letter of Credit Participations ...................................15
 2.05 Increased Costs ...................................................17
 2.06 Replacement of Letter of Credit Issuer.............................18


 SECTION 3.  Fees; Commitments...........................................18
 3.01 Fees...............................................................18
 3.02 Voluntary Termination or Reduction of
      Total Unutilized Revolving Loan Commitment.........................19
 3.03 Mandatory Reduction of Revolving Loan Commitments..................20


                                       (i)
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                                                                        PAGE

 SECTION 4. Payments ....................................................21
 4.01 Voluntary Prepayments..............................................21
 4.02 Mandatory Prepayments..............................................22
 4.03 Method and Place of Payment........................................23
 4.04 Net Payments . ....................................................23

 SECTION 5. Conditions Precedent.........................................25
 5.01 Execution of Agreement.............................................25
 5.02 No Default; Representations and Warranties.........................26
 5.03 Officer's Certificate..............................................26
 5.04 Opinions of Counsel................................................26
 5.05 Corporate Proceedings..............................................26
 5.06 Adverse Change, etc. ..............................................26
 5.07 Litigation ........................................................27
 5.08 Approvals .........................................................27
 5.09 Security Documents Acknowledgments;
      Pledge Agreement; Security Agreement; Mortgages....................27
 5. 10 Subsidiary Guaranty Acknowledgement  .............................28
 5. 11 Existing Indebtedness Agreements; Tax Allocation Agreements.......28
 5.12 Payment of Fees ...................................................29
 5.13 Original Credit Agreement .........................................29
 5.14 Notice of Borrowing; Letter of Credit Request......................29

 SECTION 6. Representations, Warranties and Agreements...................30
 6.01 Corporate Status ..................................................30
 6.02 Corporate Power and Authority .....................................30
 6.03 No Violation.......................................................31
 6.04 Litigation ........................................................31
 6.05 Use of Proceeds; Margin Regulations ...............................31
 6.06 Governmental Approvals ............................................31
 6.07 Investment Company Act ............................................32
 6.08 Public Utility Holding Company Act ................................32
 6.09 True and Complete Disclosure ......................................32
 6.10 Financial Condition; Financial Statements .........................32
 6.11 Security Interests ................................................32
 6.12 Compliance with ERISA .............................................33
 6.13 Subsidiaries ......................................................34
 6.14 Intellectual Property .............................................34

                                      (ii)

                                                                        PAGE

 6.15 Compliance with Statutes, etc......................................34
 6.16 Environmental Matters .............................................34
 6.17 Properties ........................................................35
 6.18 Labor Relations ...................................................35
 6.19 Tax Returns and Payments ..........................................36
 6.20 Special Purpose Corporation .......................................36

 SECTION 7. Affirmative Covenants .......................................36
 7.01 Information Covenants .............................................36
 7.02 Books, Records and Inspections ....................................39
 7.03 Insurance .........................................................39
 7.04 Payment of Taxes ..................................................39
 7.05 Corporate Franchises...............................................40
 7.06 Compliance with Statutes, etc......................................40
 7.07 Compliance with Environmental Laws.................................40
 7.08 ERISA..............................................................41
 7.09. Good Repair.......................................................41
 7.10 End of Fiscal Years;  Fiscal Quarters..............................42
 7.11 Additional Security; Further Assurances............................42
 7.12 Register...........................................................43
 7.13 Foreign Subsidiaries Security......................................43
 7.14 Contributions; Payments............................................44

SECTION 8. Negative Covenants ...........................................44
 8.01  Changes in Business ..............................................45
 8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. ...........45
 8.03 Liens ......................................................... ...49
 8.04 Indebtedness ......................................................51
 8.05 Advances, Investments and Loans ...................................53
 8.06 Dividends, etc. ...................................................56
 8.07 Transactions with Affiliates ......................................58
 8.08 Capital Expenditures ..............................................58
 8.09 Minimum Consolidated EBITDA .......................................59
 8.10 Interest Coverage Ratio ...........................................59
 8.11 Leverage Ratio ....................................................59
 8.12 Limitation on the Creation of Subsidiaries ........................59

SECTION 9. Events of Default ............................................59
 9.01 Payments ..........................................................60
 9.02 Representations, etc. .............................................60

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                                                   (iii)
                                                                        PAGE

 9.03 Covenants .........................................................60
 9.04 Default Under Other Agreements.....................................60
 9.05 Bankruptcy, etc . .................................................60
 9.06 ERISA .............................................................61
 9.07 Security Documents.................................................61
 9.08 Guaranties.........................................................62
 9.09 Judgments .........................................................62
 9.10 Ownership .........................................................62

SECTION 10. Definitions..................................................63

SECTION 11. The Agent ...................................................86
 11.01 Appointment ......................................................86
 11.02 Delegation of Duties..............................................86
 11.03 Exculpatory Provisions............................................86
 11.04 Reliance by Agent.................................................87
 11.05 Notice of Default.................................................87
 11.06 Nonreliance on Agent and other Banks..............................87
 11.07 Indemnification...................................................88
 11.08 Agent in its Individual Capacity..................................89
 11.09 Holders...........................................................89
 11.10 Resignation of the Agent; Successor Agent.........................89

SECTION 12.  Miscellaneous ..............................................90
 12.01 Payment of Expenses, etc .........................................90
 12.02 Right of Setoff ..................................................90
 12.03 Notices ..........................................................91
 12.04 Benefit of Agreement .............................................91
 12.05 No Waiver; Remedies Cumulative ...................................93
 12.06 Payments Pro Rata ................................................93
 12.07 Calculations; Computations .......................................94
 12.08 Governing Law; Submission to Jurisdiction; Venue..................94
 12.09 Counterparts .....................................................95
 12.10 Effectiveness ....................................................95
 12.11 Headings Descriptive .............................................96
 12.12 Amendment or Waiver; etc..........................................96
 12.13 Survival..........................................................97
 12.14 Domicile of Loans.................................................97
 12.15 Confidentiality...................................................97

                                      (iv)

                                                                        PAGE

 12.16 Waiver of Jury Trial .............................................98
 12.17 Additions of New Banks, etc ......................................98

SECTION 13. Parent Guaranty .............................................99
 13.01 The Guaranty .....................................................99
 13.02 Bankruptcy .......................................................99
 13.03 Nature of Liability ..............................................99
 13.04 Independent Obligation............................................100
 13.05 Authorization ....................................................100
 13.06 Reliance .........................................................101
 13.07 Subordination ....................................................101
 13.08 Waiver ...........................................................102
 13.09 Nature of Liability ..............................................102

 ANNEX I                    List of Banks
 ANNEX II                   Bank Addresses
 ANNEX III                  Existing Letters of Credit
 ANNEX IV                   Subsidiaries
 ANNEX V                    Real Property
 ANNEX VI                   Insurance
 ANNEX VII                  Existing Indebtedness
 ANNEX VIII                 Existing Liens
 ANNEX IX                   Existing Investments
 EXHIBIT A-1                        Form of Notice of Borrowing
 EXHIBIT A-2                        Form of Letter of Credit Request
 EXHIBIT B-1                        Form of Revolving Note
 EXHIBIT B-2                        Form of Swingline Note
 EXHIBIT C                          Form of Section 4.04(b)(ii) Certificate
 EXHIBIT D                          Form of Opinion of Kirkland & Ellis
 EXHIBIT E                          Form of Officers' Certificate
 EXHIBIT F                          Form of Security Documents Acknowledgement
 EXHIBIT G                          Form of Subsidiary Guaranty Acknowledgement
 EXHIBIT H                          Form of Assignment and Assumption Agreement
 EXHIBIT I                          Form of Intercompany Note
 EXHIBIT J                          Form of Shareholder Subordinated Note
 EXHIBIT K                          Form of Subordination Provisions

                                       (v)

        AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 22, 1995 and amended and restated as of June 16, 1997, among WATERS CORPORATION (formerly known as WCD Investors Inc.), a Delaware corporation ("Holdings"), WATERS TECHNOLOGIES CORPORATION (formerly known as Waters Corporation), a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity and together with any successor agent, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 10 are used herein as so defined.

                                   WITNESSETH:

        WHEREAS, Holdings, the Borrower, the Agent and the Original Banks are parties to a Credit Agreement, dated as of November 22, 1995 (as the same has been amended, modified and supplemented to but excluding the Restatement Effective Date, the "Original Credit Agreement"); and

        WHEREAS, subject to and upon the terms and conditions set forth herein, the parties hereto wish to amend and restate the Original Credit - Agreement in the form of this Agreement;

        NOW, THEREFORE, IT IS AGREED:

        SECTION 1. AMOUNT AND TERMS OF CREDIT.

        1.01 COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Original Effective Date and prior to the Final Maturity Date, to make a revolving loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, and (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with such Bank's Percentage of the Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time.

        (b) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Original Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

        (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each Bank's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any

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Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline
Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Percentages, provided that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase.

        1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans. More than one Borrowing may be incurred on any day, provided, that at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans.

        1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Revolving Loans hereunder (excluding Borrowings of Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the aggregate principal amount of Revolving Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, and of the other matters covered by the Notice of Borrowing.

        (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

        (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(c).

        (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent's, BTCo's or the Letter of Credit Issuer's record of the terms of such telephonic notice.

        1.04 DISBURSEMENT OF FUNDS. (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata share of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Agent in U.S. dollars and in immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding 'amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with
Section 1.08.

        (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

        1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-I with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (the "Swingline Note").

        (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

        (c) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

        (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

        1.06 CONVERSIONS. The Borrower shall have the option to convert, on any Business Day occurring on or after the Restatement Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing or Borrowings of another Type of Revolving Loan; provided, that (i) except as otherwise provided in Section 1. 10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office, prior to 11:00 A.M. (New. York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which the Revolving Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

        1.07 PRO RATA BORROWINGS. All Borrowings of Revolving Loans under this Agreement shall be made by the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

        1.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.06, at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

        (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

        (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2 % in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

        (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

        (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

Interest Period;

        (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

        1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

        (i) all Eurodollar Loans comprising a Borrowing shall have the same

        (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

        (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (v) no Interest Period shall be selected which extends beyond the Final Maturity Date; and

        (vi) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

        1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

        (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

        (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

        (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and
(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

        (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or
(iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.1O(b).

        (c) If any Bank shall have determined that after the date of this Agreement, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Revolving Loan Commitment or obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

        1.11 COMPENSATION. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment *of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.1O(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section

9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.1O(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11.

        1.12 CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

        1.13 REPLACEMENT OF BANKS. (x) If any Bank becomes a Defaulting Bank,
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of clause
(z) above, will exist immediately after giving effect to such replacement), to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this
Section 1. 13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Revolving Loan Commitment and out-standing Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid
Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and
(C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) BTCo an amount equal to such Replaced Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement (it being understood that any breakage costs incurred by such Replaced Bank in connection with such replacement shall be a reimbursable cost to such Replaced Bank by the Borrower pursuant to Section 1.11). Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and
(ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 7.12 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note or Revolving Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 11.07 and 12.01), which shall survive as to such Replaced Bank.

        SECTION 2. LETTERS OF CREDIT.

        2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request the Letter of Credit Issuer at any time and from time to time on or after the Restatement Effective Date and prior to the Final Maturity Date to issue, for the account of the Borrower and in support of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries to any other Person, and subject to and upon the terms and conditions herein set forth the Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit in such form as may be approved by the Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Annex III contains a description of all letters of credit issued by the Letter of Credit Issuer pursuant to the Original Credit Agreement and which remain outstanding on the Restatement Effective Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued for purposes of Sections 2.04(a), 3.01(b) and 3.01(c) on the Restatement Effective Date. Notwithstanding the foregoing, the Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if at the time of such issuance:

        (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated) not in effect on the date of this Agreement, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Letter of Credit Issuer as of the date of this Agreement and which the Letter of Credit Issuer in good faith deems material to it; or

        (ii) the Letter of Credit Issuer shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vii) of Section 2.01(b).

        (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $50,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) no Letter of Credit issued in support of Foreign Subsidiary Working Capital Indebtedness shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings in respect of all other such Letters of Credit (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed $30,000,000; (iii) each Letter of Credit shall have an expiry date occurring not later than one year (or, in the case of Letters of Credit issued in support of Foreign Subsidiary Working Capital Indebtedness, three years) after such Letter of Credit's date of issuance, provided, that any Letter of Credit may be automatically extendable for periods of up to one year so long as such Letter of Credit provides that the Letter of Credit Issuer retains an option, satisfactory to the Letter of Credit Issuer, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date; (iv) no Letter of Credit shall have an expiry date occurring later than the Business Day next preceding the Final Maturity Date;
(v) each Letter of Credit shall be denominated in U.S. dollars; (vi)

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

the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Letter of Credit Issuer; and (vii) the Letter of Credit Issuer will not issue any Letter of Credit after it has received written notice from the Borrower or the Required Ranks stating that a Default or an Event of Default exists until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Banks.

        (c) Notwithstanding the foregoing, in the event a Bank Default exists, the Letter of Credit Issuer shall not be required to issue any Letter of Credit unless the Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the Letter of Credit Outstandings.

        2.02 LETTER OF CREDIT REQUESTS, NOTICES OF ISSUANCE. (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Agent and the Letter of Credit Issuer written notice thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as the Letter of Credit Issuer customarily requires in connection therewith.

        (b) The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Agent, each Bank and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Agent of the Letter of Credit or Letters of Credit issued by it.

        2.03 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. The Letter of Credit Issuer shall provide the Borrower prompt

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

notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this
Section 2.03(a) or under any other Section of this Agreement.

        (b) The Borrower's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer, the Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

        2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Bank, and each Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Banks as provided in
Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to
Section 1. 13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assigning and assignee Bank.

        (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

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

        (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Agent its Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the Letter of Credit Issuer its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of the Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of the Letter of Credit Issuer such other Participant's Percentage of any such payment.

        (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

        (e) The obligations of the Participants to make payments to the Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

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

        (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

        (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

        (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

        (v) the occurrence of any Default or Event of Default.

        2.05 INCREASED COSTS. If after the date of this Agreement, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrower by the Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer

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

or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

        2.06 REPLACEMENT OF LETTER OF CREDIT ISSUER. (x) If the Letter of Credit Issuer becomes a Defaulting Bank, (y) upon the occurrence of any event giving rise to the operation of Section 2.05 which results in the Letter of Credit Issuer charging to the Borrower increased costs in excess of those generally being charged by the other Banks in respect of the issuance of Letters of Credit or (z) if the Letter of Credit Issuer ceases to be a Bank hereunder, the Borrower shall have the right, if no Default or Event of Default then exists, to replace the Letter of Credit Issuer with any Bank that agrees to act as Letter of Credit Issuer in its sole discretion, provided, that at the time of any replacement pursuant to this Section 2.05 the Borrower shall (i) pay to the Letter of Credit Issuer being replaced all Facing Fees and other amounts owing to such Letter of Credit Issuer in its capacity as such and (ii) support all then outstanding Letters of Credit, together with all Facing Fees that will accrue thereon through the stated termination date of such Letters of Credit in a manner satisfactory to the Letter of Credit Issuer being replaced in its sole and absolute discretion. Upon the payment to the Letter of Credit Issuer being replaced of all Facing Fees and other amounts set forth above, upon providing the support for all then outstanding Letters of Credit as provided above and upon such other Bank agreeing to act as Letter of Credit Issuer, such replaced Letter of Credit Issuer shall cease to constitute the Letter of Credit Issuer hereunder, except with respect to the provisions of Sections 2.03, 2.04, 3.01(c) and 3.01(d) for all then outstanding Letters of Credit and with respect to indemnification provisions under this Agreement (including, without limitation, Section 2.05), which shall survive as to such replaced Letter of Credit Issuer.

        SECTION 3. FEES: COMMITMENTS.

        3.01 FEES. (a) The Borrower shall pay to the Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from the Restatement Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Fee Percentage on the daily average Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.

        (b) The Borrower shall pay to the Agent for the account of the Banks pro rata on the basis of their Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

        (c) The Borrower shall pay to the Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by the Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of I % per annum on the daily Stated Amount of such Letter of Credit; provided, that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

        (d) The Borrower shall pay directly to the Letter of Credit Issuer, for its own account, upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

        (e) The Borrower shall pay to the Agent, for its own account, such fees as may be agreed to from time to time between the Borrower and the Agent, when and as due.

        (f) All computations of Fees shall be made in accordance with
Section 12.07(b).

        3.02 VOLUNTARY TERMINATION OR REDUCTION OF TOTAL UNUTILIZED REVOLVING LOAN COMMITMENT. (a) Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; provided that
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Banks and (y) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

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

        (b) In the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time
Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 11.07 and
12.01 of this Agreement), which shall survive as to such repaid Bank with respect to the period of time in which such Bank was a "Bank" hereunder.

        3.03 MANDATORY REDUCTION OF REVOLVING LOAN COMMITMENTS. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the third Business Day after each date on or after the Restatement Effective Date on which Holdings or any of its Subsidiaries receives Cash Proceeds from any Asset Sale (or, in the case of an Asset Sale in which payments to Holdings or any of its Subsidiaries originate from outside the United States, within five Business Days after the date of receipt of such Cash Proceeds), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% (or, if on the date of any Asset Sale (i) no Default or Event of Default then exists and (ii) the Pro Forma Leverage Ratio is less than 3.00:1.00, 75 %) of the Net Cash Proceeds from such Asset Sale, provided that with respect to no more than $50,000,000 in the aggregate of such Net Cash Proceeds in any fiscal year of the Borrower, such Net Cash Proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment on such date to the extent that no Default or Event of Default then exists and the Borrower intends that such Net Cash Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 8.01 (including, without limitation (but only to the extent permitted by Section 8.02), the purchase of the capital stock of a Person engaged in such businesses) within one year following the date of receipt of such Net Cash Proceeds from such Asset Sale, and provided further, that (1) if all or any portion of such Net Cash Proceeds are not so used (or contractually committed to be used) within such one year period, the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period by an amount equal to such remaining portion and (2) if all or any portion of such Net Cash Proceeds are not so used within such one year period referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, the Total Revolving Loan Commitment shall be permanently reduced on the date of such termination or expiration by an amount equal to such remaining portion.

        (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Restatement Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 8.04 as in effect on the Restatement Effective Date, except for Indebtedness incurred under Section 8.04(n) which will result in a commitment reduction under this Section 3.03(b)) by Holdings or any of its Subsidiaries, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective incurrence of Indebtedness.

        (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the third Business Day following each date on or after the Restatement Effective Date on which the Borrower or any of its Domestic Subsidiaries receives any cash proceeds from the sale of accounts receivable pursuant to factoring or discounting arrangements under Section 8.02(w), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the net cash proceeds of any such sale.

        (d) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

        (e) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to reduce the Revolving Loan Commitment of each Bank.

        SECTION 4. PAYMENTS.

        4.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 11:00 A.M. (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Revolving Loans maintained as Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 in the case of Swingline Loans); provided, that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided, that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.
01 (a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Percentage of all Revolving Loans then outstanding.

        (b) In the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to repay all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank in accordance with said
Section 12.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment as provided in Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

        4.02 MANDATORY PREPAYMENTS. (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations).

        (b) With respect to each repayment of Revolving Loans required by this
Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which made; provided, that (i) Eurodollar Loans may be designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided, that no repayment pursuant to Section 4.02(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1. 11.

        (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.

        4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

        4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to

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

such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

        (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1. 13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (Y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse

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

in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (as applicable), or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

        SECTION 5. CONDITIONS PRECEDENT. The occurrence of the Restatement Effective Date pursuant to Section 12.10 and the obligation of each Bank to make each Loan to the Borrower hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, on the Restatement Effective Date or at the time of each such Credit Event (except as otherwise hereinafter indicated), as the case may be, to the satisfaction of the following conditions:

        5.01 EXECUTION OF AGREEMENT. On or prior to the Restatement Effective Date, this Agreement shall have been executed and delivered as provided in
Section 12.10.

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

        5.02 NO DEFAULT, REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

        5.03 OFFICER'S CERTIFICATE. On the Restatement Effective Date, the Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.07and 5.08 exist as of such date.

        5.04 OPINIONS OF COUNSEL. On the Restatement Effective Date, the Agent shall have received an opinion, addressed to the Agent and each of the Banks and dated the Restatement Effective Date, from Kirkland & Ellis, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

        5.05 CORPORATE PROCEEDINGS. (a) On the Restatement Effective Date, the Agent shall have received from each Credit Party a certificate, dated the Restatement Effective Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party (to the extent required thereby) and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be satisfactory to the Agent.

        (b) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

        5.06 ADVERSE CHANGE, ETC. On or prior to the Restatement Effective Date, nothing shall have occurred (and neither the Banks nor the Agent shall have become aware

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

of any facts or conditions not previously known) which the Required Banks or the Agent shall determine (a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has, or could reasonably be expected to have, a Material Adverse Effect.

        5.07 LITIGATION. On the Restatement Effective Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Credit Document or (b) which the Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

        5.08 APPROVALS. On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Credit Documents and otherwise referred to herein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of Loans.

        5.09 SECURITY DOCUMENTS ACKNOWLEDGMENTS; PLEDGE AGREEMENT; SECURITY AGREEMENT, MORTGAGES. (a) On the Restatement Effective Date, Holdings, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered an assumption and acknowledgment in the form of Exhibit F (the "Security Documents Acknowledgment") with respect to the Pledge Agreement, the Security Agreement and the Mortgages, which assumption and acknowledgement, among other things, (i) acknowledges and agrees that the "Obligations" (as defined in each of such documents) include all of the Obligations under this Agreement after giving effect to the Restatement Effective Date, and (ii) acknowledges and agrees that, after giving effect to the Restatement Effective Date, each of the Pledge Agreement, the Security Agreement and the Mortgages shall remain in full force and effect in accordance with the respective terms thereof, and each of Holdings, the Borrower and each Subsidiary Guarantor shall have taken all actions reasonably requested by the Agent (including, without limitation, the obtaining of UCC-II's or equivalent reports and the filing of UCC-I's or UCC-3's) in connection with the granting of liens pursuant to the Pledge Agreement, the Security Agreement and the Mortgages.

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

        (b) On the Restatement Effective Date, the Collateral Agent, as pledgee shall have in its possession all of the Pledged Securities referred to in the Pledge Agreement, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

        (c) On the Restatement Effective Date, (i) no filings, recordings, registrations or other actions shall be necessary to maintain the perfection and priority of the security interests granted pursuant to the Security Agreement in the Security Agreement Collateral covered thereby, and (ii) the Banks shall have received evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

        (d) On the Restatement Effective Date, (i) no filings, recordings, registrations or other actions shall be necessary to maintain the first priority Lien, subject only to Permitted Encumbrances, granted pursuant to the existing Mortgages, and (ii) the Banks shall have received evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the first priority Lien, subject only to Permitted Encumbrances, on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors have been taken.

        5.10 SUBSIDIARY GUARANTY ACKNOWLEDGEMENT. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an acknowledgment in the form of Exhibit G (the "Subsidiary Guaranty Acknowledgment"), which acknowledgment, among other things, (i) acknowledges this Agreement and the transactions contemplated hereby, and (ii) acknowledges and agrees that, the "Obligations" (as defined in the Subsidiary Guaranty) include all of the Obligations under this Agreement after giving effect to the Restatement Effective Date and any increase in the amounts owing to the Banks or the Agent under this Agreement, and (iii) acknowledges and agrees that, after giving effect to the Restatement Effective Date, the Subsidiary Guaranty shall remain in full force and effect in accordance with the terms thereof.

        5.11 EXISTING INDEBTEDNESS AGREEMENTS, TAX ALLOCATION AGREEMENTS. On or prior to the Restatement Effective Date, there shall have been delivered to the Agent copies, certified as true and correct by an appropriate officer of the Borrower, of:

        (a) all agreements evidencing or relating to existing Indebtedness that are to remain in effect after the Restatement Effective Date (collectively, the "Existing Indebtedness Agreements"); and

        (b) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Existing Indebtedness Agreements and Tax Allocation Agreements shall be in form and substance reasonably satisfactory to the Agent and shall be in full force and effect on the Restatement Effective Date; provided, however, that only those Existing Indebtedness Agreements and Tax Allocation Agreements which were not in existence on the Original Effective Date or, if in existence on the Original Effective Date, have been modified since such date, shall be required to be delivered pursuant to this Section 5.11.

        5.12 PAYMENT OF FEES. On the Restatement Effective Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

        5.13 ORIGINAL CREDIT AGREEMENT. On the Restatement Effective Date and concurrently with the initial incurrence of Loans hereunder, (i) the total commitments in respect of the Indebtedness under the Original Credit Agreement to be refinanced pursuant to this Agreement shall have been terminated, all Original Loans shall have been repaid in full in cash, together with accrued but unpaid interest thereon, and all letters of credit issued thereunder shall have been incorporated hereunder as Existing Letters of Credit pursuant to Section 2.01(a), it being understood and agreed, however, that any Continuing Bank may net fund any Loans required to be made by it on the Restatement Effective Date by permitting the principal amount of the Original Loans made by such Continuing Bank to remain outstanding on the Restatement Effective Date to satisfy such Continuing Bank's obligation to fund a like principal amount of Loans to be incurred hereunder by the Borrower on the Restatement Effective Date, and for purposes of this Section 5.13 only such outstanding principal amount shall be deemed outstanding under this Agreement and such corresponding Original Loans shall be deemed to have been so repaid in full, and (ii) there shall have been paid in cash in full all accrued but unpaid Fees under, and as defined in, the Original Credit Agreement (including, without limitation, commitment fees, letter of credit fees and facing fees) due prior to but excluding the Restatement Effective Date and all other amounts, costs and expenses (including, without limitation, breakage costs, if any, with respect to eurodollar rate loans) then owing to any of the Original Banks and/or the Agent, as agent under the Original Credit Agreement, in each case to the satisfaction of the Agent or the Original Banks, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Original Credit Agreement and (iii) all outstanding Notes (as defined in the Original Credit Agreement) issued by the Borrower to the Original Banks under the Original Credit Agreement shall be deemed cancelled.

        5.14 NOTICE OF BORROWING: LETTER OF CREDIT REQUEST. The Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans; and the Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

        The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified above exist as of the Restatement Effective Date or the date of such Credit Event, as the case may be. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent and the Required Banks.

        SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations, warranties and agreements with the Banks, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

        6.01 CORPORATE STATUS. Each of Holdings and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

        6.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        6.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by them with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

        6.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened, with respect to Holdings or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party.

        6.05 USE OF PROCEEDS, MARGIN REGULATIONS. (a) The proceeds of the Loans shall be utilized to provide for the general corporate and working capital purposes of the Borrower and its Subsidiaries.

        (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

        6.06 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery

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

and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

        6.07 INVESTMENT COMPANY Act. Neither Holdings nor any of its Subsidiaries is an " investment company " or a company " controlled " by an " investment company, within the meaning of the Investment Company Act of 1940, as amended.

        6.08 PUBLIC UTILITY HOLDING COMPANY Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        6.09 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

        6.10 FINANCIAL CONDITION, FINANCIAL STATEMENTS. (a) The statements of financial condition of Holdings and its Subsidiaries at December 31, 1996 and at March 3 1, 1997 and the related statements of income and cash flows and changes in shareholders' equity of Holdings and its Subsidiaries for the fiscal year or three-month period, as the case may be, ended as of said dates, copies of which have heretofore been furnished to each Bank, present fairly, in all material respects, the financial position of Holdings and its Subsidiaries at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the March 31, 1997 statements, to normal year-end audit adjustments and the absence of footnotes.

        (b) Since December 31, 1996, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

        6.11 SECURITY INTERESTS. On and after the Restatement Effective Date, each of the Security Documents creates or shall have created (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected

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

security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral, the Mortgaged Properties and the Additional Mortgaged Properties may be subject to Permitted Liens relating thereto and (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (a) and (e) of Section 8.03), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Restatement Effective Date as contemplated by
Section 5.09(a), (b), (c) or (d) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11 and 8.12.

        6.12 COMPLIANCE WITH ERISA. (a) With respect to each Plan of Holdings or a Subsidiary of Holdings, each such Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of
Section 412 of the Code; all contributions required to be made with respect to a Plan or a Foreign Pension Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971 or 4975 of the Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of Holdings or any Subsidiary of Holdings); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

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

        (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan, and for each Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued.

        6.13 SUBSIDIARIES. Holdings has no Subsidiaries other than the Borrower and its Subsidiaries and the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex V. Annex V correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of Holdings in each class of capital stock of each of its Domestic Subsidiaries and first-tier Foreign Subsidiaries and also identifies the direct owner thereof.

        6.14 INTELLECTUAL PROPERTY. Each of Holdings and each of its Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of Holdings and each of its Subsidiaries as presently conducted.

        6.15 COMPLIANCE WITH STATUTES, ETC. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of Holdings or any of its Subsidiaries), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

        6.16 ENVIRONMENTAL MATTERS. (a) Each of Holdings and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings, past or threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries. There are no facts, cir-

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

cumstances, conditions or occurrences on any Real Property owned or operated by Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

        (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

        (c) Notwithstanding anything to the contrary in this Section 6.16, the representations made in this Section 6.16 shall only be untrue if the aggregate effect of all conditions, failures and noncompliance of the types described above would reasonably be expected to have a Material Adverse Effect.

        6.17 PROPERTIES. All Real Property owned or leased by Holdings or any of its Subsidiaries as of the Restatement Effective Date, and the nature of the interest therein, is correctly set forth in Annex IV. Each of Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex IV or in the March 31, 1997 financial statements referred to in Section 6. 10(a), free and clear of all Liens, other than Permitted Liens.

        6.18 LABOR RELATIONS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and the Bor-

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

rower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

        6.19 TAX RETURNS AND PAYMENTS. All Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Holdings and each of its Subsidiaries have paid all taxes payable by them other than taxes which are not yet due and payable, and other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.10(a), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings and the Borrower, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Restatement Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code.

        6.20 SPECIAL PURPOSE CORPORATION. Holdings has no significant assets (other than the capital stock of the Borrower and other assets permitted to be acquired by Holdings under Section 8.01) or liabilities (other than those liabilities under this Agreement and the other Credit Documents to which it is a party and other liabilities permitted to be incurred by Holdings under Section 8.01).

        SECTION 7. AFFIRMATIVE COVENANTS. Holdings and Borrower hereby covenant and agree that as of the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

        7.01 INFORMATION COVENANTS. Holdings will furnish to each Bank:

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

        (a) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, copies of (x) the quarterly reports filed by Holdings with the SEC on Form 10-Q in respect of each such quarterly period, or (y) if Holdings is not required to file such a report, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings that they fairly present the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

        (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of Holdings, copies of (x) the report filed by Holdings with the SEC on Form 10-K in respect of such fiscal year, accompanied by Holdings' annual report in respect of such fiscal year, or (y) if Holdings is not required to file such a report in respect of such fiscal year, the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by Ernst & Young, Coopers & Lybrand or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Agent, in each case to the effect that such statements fairly present the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes.

        (c) BUDGETS, ETC. Not more than 60 days after the commencement of each fiscal year of the Borrower, budgets of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year and for each of the four fiscal quarters of the immediately succeeding fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(a) and (b), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (c) shall be presented.

        (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 7.01 (a) and (b), a certificate of the chief financial

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

officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.08 through and including 8.11, as at the end of such fiscal quarter or year, as the case may be.

        (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days (or 10 Business Days in the case of clause (y) below) after any executive or senior officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

        (f) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of any letter submitted to Holdings or any Subsidiary of Holdings by its independent accountants with respect to any material weakness as to internal control noted by such independent accountants in connection with any audit made by them of the books of Holdings or such Subsidiary.

        (g) ENVIRONMENTAL MATTERS. Promptly after obtaining knowledge of any of the following, written notice of:

        (i) any pending or threatened material Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

        (ii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that (x) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property in each case to the extent that any such noncompliance or Environmental Claim could reasonably be expected to have a Material Adverse Effect; and

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

        (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law which condition or occurrence could reasonably be expected to have a Material Adverse Effect.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition or occurrence and Holdings' or the Borrower's response thereto. In addition, Holdings agrees to provide the Banks with copies of all material communications, by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Agent or the Required Banks.

        (h) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

        7.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of Holdings or the Borrower, officers and designated representatives of the Agent or the Required Banks to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Banks may desire.

        7.03 INSURANCE. Holdings will, and will cause each of its Subsidiaries to, at all times from and after the Restatement Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

        7.04 PAYMENT OF TAXES. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful

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

claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a) or charge upon any properties of Holdings or any of its Subsidiaries; provided, that neither Holdings nor any of its Subsidiaries will be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

        7.05 CORPORATE FRANCHISES. Holdings will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

        7.06 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than such noncompliance as would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

        7.07 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) Holdings will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), each of Holdings and the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property; provided that neither Holdings nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

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

        7.08 ERISA. As soon as possible and, in any event, within 10 days after Holdings or any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to Holdings or any Subsidiary of Holdings, Holdings will deliver to each of the Banks a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth details as to such occurrence and the action, if any, which Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA; or that Holdings or any Subsidiary of Holdings has or may incur any liability under any employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of any Bank, Holdings will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any notices received by Holdings or any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or received by Holdings or the Subsidiary or the ERISA Affiliate.

        7.09 GOOD REPAIR. Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.08, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and impro-

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

vements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

        7.10 END OF FISCAL YEARS, FISCAL QUARTERS. Holdings will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

        7. 11 ADDITIONAL SECURITY, FURTHER ASSURANCES. (a) Holdings will, and will cause each of its Domestic Subsidiaries (and, to the extent Section 7.13 is operative, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such Real Property of Holdings and its Domestic Subsidiaries as are not covered by the original Mortgages, and as may be requested from time to time by the Agent or the Required Banks (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

        (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 7.11 has been complied with.

        (c) If the Agent or the Required Banks determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries constituting Collateral, the Borrower shall, at its own expense, provide to the Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance satisfactory to the Agent.

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

        (d) Holdings and the Borrower agree that each action required above by this Section 7. 11 shall be completed reasonably promptly, but in no event later than 90 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 7.11; provided that in no event shall Holdings or the Borrower be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

        7.12 REGISTER. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 7.12, to maintain a register (the "Register") on which it will record the Revolving Loan Commitment from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of -assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this
Section 7.12.

        7.13 FOREIGN SUBSIDIARIES SECURITY. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agent does not within 30 days after a request from the Agent or the Required Banks deliver evidence mutually satisfactory to the Borrower and the Agent, that with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3 % or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of

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

any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and
(iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other material adverse Federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed, securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiary Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder), and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty (or another guaranty. in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiary Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section
7.13 to be in form and substance reasonably satisfactory to the Agent and the Required Banks.

        7.14 CONTRIBUTIONS, PAYMENTS. Holdings will contribute as an equity contribution to the capital of the Borrower upon its receipt thereof, any cash proceeds received by Holdings from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its preferred or common equity or any cash capital contributions received by Holdings, unless any such amount is to be used by Holdings to make an acquisition or investment permitted by Sections 8.01, 8.02 and/or 8.05.

        SECTION 8. NEGATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that as of the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and

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

absolute discretion) or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

        8.01 CHANGES IN BUSINESS. (a) Holdings will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the businesses in which Holdings and its Subsidiaries are engaged in as of the Restatement Effective Date and activities directly related thereto, and similar or related businesses.

        (b) Holdings will engage in no significant business activities (other than (i) acquisitions and sales in accordance with Sections 8.02(d), (q), (s) and (x), (ii) the incurrence of Indebtedness in accordance with Sections 8.04(a), (b), (f), (g) and (k), and (iii) investments in accordance with Section 8.05).

        8.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

        (a) the Borrower and its Subsidiaries may lease as lessee real or personal property in the ordinary course of business, it being understood that in any event (i) the Borrower and its Domestic Subsidiaries may lease real or personal property to one another and (ii) Foreign Subsidiaries of the Borrower may lease real or personal property to one another or to the Borrower and its Domestic Subsidiaries;

        (b) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 8.08;

        (c) the advances, investments and loans permitted pursuant to Section 8.05;

        (d) Holdings and its Subsidiaries may sell assets, provided that (x) the aggregate sale proceeds from all assets subject to such sales shall not exceed $50,000,000 in any fiscal year of the Borrower, (y) each such asset sale is for at least 85% cash and at fair market value (as determined in good faith by management of the Borrower) and (z) the Total Revolving Loan Commitment shall be reduced in accordance with Section 3.03(a) by the amount of the Net Cash Proceeds therefrom or the Net Cash Proceeds are reinvested in replacement assets

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

to the extent permitted by Section 3.03(a), provided further that Holdings may not sell any capital stock of the Borrower;

        (e) the Borrower and its Subsidiaries may sell other assets, provided that the aggregate sale proceeds from all such asset sales does not exceed $5,000,000 in any fiscal year of the Borrower;

        (f) the Borrower and its Subsidiaries may, in connection with their business activities in Japan, enter into factoring or discounting arrangements with respect to their accounts receivable arising in Japan, so long as such factoring or discounting arrangements are on terms that are consistent with customary practice in Japan;

        (g) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

        (h) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

        (i) the Borrower and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons and to one another, so long as each such license is permitted to be assigned pursuant to the Security Agreement and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

        (j) the Borrower and its Subsidiaries may (i) sell their shares of the capital stock of YMC Corp. or (ii) acquire the shares of capital stock of YMC Corp. not presently owned by them provided that YMC Corp. shall either (A) become a Wholly-Owned Subsidiary of the Borrower or (B) merge with or into a Wholly-Owned Subsidiary of the Borrower (with such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case all of the provisions of Section 8.12 have been complied with in respect of YMC Corp.;

        (k) the Borrower or its applicable Subsidiary may sell the building owned by the Borrower or such Subsidiary that is located in Sao Paulo, Brazil;

        (1) the Extrel Sale;

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

        (m) any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets (including, without limitation, cash) to, any Wholly-Owned Foreign Subsidiary so long as in each case at least 65% of the total combined voting power of all classes of capital stock of all first-tier Foreign Subsidiaries are pledged pursuant to the Pledge Agreement;

        (n) the assets comprising the non-United States operations of the Borrower or any of its Domestic Subsidiaries may be transferred to one or more Wholly-Owned Foreign Subsidiaries;

        (o) the assets (including cash) of any Foreign Subsidiary may be transferred to the Borrower or any of its Domestic Subsidiaries, and any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, the Borrower or any of its Domestic Subsidiaries so long as the Borrower or such Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;

        (p) the Borrower or any of its Domestic Subsidiaries may transfer to one or more Wholly-Owned Foreign Subsidiaries those assets theretofore transferred to the Borrower or such Domestic Subsidiary by a Foreign Subsidiary (whether by merger, liquidation, dissolution or otherwise) pursuant to clause (o) of this
Section 8.02;

        (q) so long as no Default or Event of Default then exists or would result therefrom, Holdings and its Wholly-Owned Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (q), a "Permitted Section 8.02(q) Acquisition"), provided, that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the businesses permitted pursuant to Section 8.01(a), (ii) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of Holdings or (B) such Person is merged with and into a Wholly-Owned Subsidiary of Holdings (with such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.12 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under
Section 8.03 or 8.04, as the case may be and (iv) the aggregate amount (including, without limitation, any earn-out, non-compete or deferred compensation arrangements) expended by Holdings and its Wholly-Owned Subsidiaries for all such acquisitions shall not exceed $100,000,000;

        (r) the Borrower and its Subsidiaries may sell or otherwise transfer inventory between or among one another in the ordinary course of business;

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

        (s) Holdings and its Subsidiaries may sell or otherwise transfer intellectual property to Waters Investments;

        (t) Holdings, the Borrower or any Domestic Subsidiary of Holdings may transfer assets (including cash) to the Borrower or to any Wholly-Owned Domestic Subsidiary of Holdings so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

        (u) any Domestic Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger);

        (v) any Domestic Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any Wholly-Owned Domestic Subsidiary of the Borrower so long as (i) such Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger);

        (w) the Borrower and its Subsidiaries may enter into factoring or discounting arrangements made in respect of accounts receivable provided that in the case of any such arrangement entered into by the Borrower or any Domestic Subsidiary the Total Revolving Loan Commitment shall be reduced by an amount equal to the net cash proceeds received pursuant to such arrangements in accordance with Section 3.03(c); and

        (x) Holdings and any Domestic Subsidiary of Holdings may transfer assets (including without limitation cash) to any Foreign Subsidiary so long as the value of the assets so transferred, when added to the sum of (i) the aggregate outstanding principal amount of Intercompany Loans made by the Borrower and its Domestic Subsidiaries to Foreign Subsidiaries theretofore made pursuant to
Section 8.05(g) and (ii) the amount of contributions, capitalizations and forgiveness theretofore made pursuant to Section 8.05(x) shall not exceed $50,000,000.

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

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02 (and such Collateral is released (or permitted to be released) from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

        8.03 LIENS. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or h6reafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with, recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

        (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

        (b) Liens in respect of property or assets of the Borrower and its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

        (c) Liens created by or pursuant to this Agreement and the Security Documents;

        (d) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Annex VIII, without giving effect to any extensions or renewals thereof;

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

        (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

        (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

        (g) leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

        (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

        (i) Liens arising from UCC financing statements regarding operating leases;

        (j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

        (k) Liens created pursuant to Capital Leases permitted pursuant to
Section 8.04(d);

        (1) Permitted Encumbrances;

        (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Restatement Effective Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(d);

        (n) Liens placed upon any of the assets of a Foreign Subsidiary;

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

        (o) Liens on property or assets acquired pursuant to a Permitted Section 8.02(q) Acquisition, or on property or assets of a Subsidiary of Holdings in existence at the time such Subsidiary is acquired pursuant to a Permitted
Section 8.02(q) Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(l) and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Section 8.02(q) Acquisition and do not attach to any other asset of Holdings or any of its Subsidiaries;

        (p) Liens on accounts receivable of the Borrower and its Subsidiaries arising pursuant to factoring or discounting arrangements made in respect of such accounts receivable; and

        (q) Liens not otherwise permitted pursuant to this Section 8.03, provided that the obligations secured thereby (i) do not exceed $25,000,000 in the aggregate at any time outstanding and (ii) are not less than 70% of the fair market value of the property subject to such Liens.

        8.04 INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

        (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

        (b) Indebtedness outstanding on the Restatement Effective Date and listed on Annex VII, without giving effect to any subsequent extension, renewal or refinancing thereof except as permitted by Section 8.05(e);

        (c) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations;

        (d) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens permitted under
Section 8.03(m), provided, that all such Capitalized Lease Obligations are permitted under Section 8.08, and provided further that the sum of (i) the aggregate Capitalized Lease Obligations plus (ii) the aggregate principal amount of such purchase money Indebtedness outstanding at any time does not exceed $25,000,000;

        (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.05(g);

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

        (f) Indebtedness of Holdings or any Subsidiary of Holdings pursuant to guaranties of obligations of third parties in respect of receivables which are subject to factoring or discounting arrangements permitted pursuant to Section 8.02(w);

        (g) Indebtedness of Holdings under the Shareholder Subordinated Notes;

        (h) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

        (i) Indebtedness of Foreign Subsidiaries of the Borrower under lines of credit extended by third Persons to such Foreign Subsidiaries the proceeds of which Indebtedness are used for such Foreign Subsidiaries' working capital purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $30,000,000 (the "Foreign Subsidiary Working Capital Indebtedness");

        (j) Indebtedness of Foreign Subsidiaries of the Borrower to the Borrower and its Domestic Subsidiaries as a result of any investment made pursuant to
Section 8.05(m);

        (k) Indebtedness of (i) the Borrower under guarantees of Indebtedness and leases of Subsidiaries of the Borrower, (ii) Subsidiaries of the Borrower under guarantees of Indebtedness and leases of other Subsidiaries of the Borrower and of the Borrower and (iii) Holdings under guarantees of Indebtedness of its Subsidiaries;

        (1) Indebtedness of a Subsidiary acquired pursuant to a Permitted
Section 8.02(q) Acquisition (or Indebtedness assumed at the time of a Permitted
Section 8.02(q) Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Section 8.02(q) Acquisition and
(ii) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (1);

        (m) Indebtedness of the Borrower and its Subsidiaries consisting of guaranties of the lease payments owing by its customers in connection with vendor financing programs under which products of the Borrower and/or its Subsidiaries are sold to third party financing institutions which lease such products to such

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

customers, provided that the aggregate amount of such guaranties outstanding at any time shall not exceed $25,000,000;

        (n) unsecured Indebtedness of the Borrower not exceeding $200,000,000 in aggregate principal amount at any time outstanding, so long as concurrently with the incurrence of any such Indebtedness the Borrower repays the Loans pursuant to Section 4.02(a) to the extent required as a result of the reduction of the Total Revolving Loan Commitment pursuant to Section 3.03(b); and

        (o) additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted under this Section 8.04 not exceeding $30,000,000 in aggregate principal amount at any time outstanding.

        8.05 ADVANCES, INVESTMENTS AND LOANS. Holdings will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents, except:

        (a) (x) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents and (y) Foreign Subsidiaries may also invest in Foreign Cash Equivalents;

        (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it (including, without limitation, notes evidencing such receivables), if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

        (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

        (d) Interest Rate Protection Agreements entered into in compliance with
Section 8.04(c) shall be permitted;

        (e) advances, loans and investments in existence on the Restatement Effective Date and listed on Annex IX shall be permitted, without giving effect to any additions thereto or replacements thereof, provided that those loans outstanding

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

to Subsidiaries on the Restatement Effective Date may be repaid and reborrowed (including after any such loans may have been capitalized or forgiven as permitted by clause (j) of this Section 8.05) so long as the aggregate outstanding principal amount of all such loans does not exceed that aggregate principal amount outstanding on the Restatement Effective Date;

        (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

        (g) the Borrower may make intercompany loans and advances to any of its Subsidiaries, any Subsidiary of the Borrower may make intercompany loans and advances to the Borrower and any Subsidiary of the Borrower may make intercompany loans and advances to any other Subsidiary of the Borrower (collectively, "Intercompany Loans"), provided, that (w) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to this clause (g) by the Borrower and its Domestic Subsidiaries to Foreign Subsidiaries, when added to the sum of (i) the amount of contributions, capitalizations and forgiveness theretofore made pursuant to Section 8.05(x) and
(ii) the aggregate value of all assets (including cash) theretofore transferred pursuant to Section 8.02(x), exceed $50,000,000, (x) each Intercompany Loan made by a Foreign Subsidiary to the Borrower or a Domestic Subsidiary shall contain the subordination provisions set forth on Exhibit K, (y) each Intercompany Loan among the Borrower and its Domestic Subsidiaries shall be evidenced by an Intercompany Note and (z) each such Intercompany Note, to the extent held by a Credit Party, shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

        (h) loans and advances by the Borrower and its Subsidiaries to employees of Holdings and its Subsidiaries in an aggregate outstanding principal amount not to exceed $5,000,000 at any time shall be permitted;

        (i) Other Hedging Agreements entered into in compliance with Section 8.04(g) shall be permitted;

        (j) the Borrower and its Subsidiaries may capitalize or forgive any Indebtedness owed to it by a Foreign Subsidiary and outstanding under clause (e) of this Section 8.05;

        (k) Permitted Section 8.02(q) Acquisitions shall be permitted;

        (1) the Borrower and its Subsidiaries may acquire and hold promissory notes issued by the purchaser or purchasers in connection with the Extrel Sale and sales of other assets to the extent permitted under Section 8.02(d);

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

        (m) the Borrower and its Subsidiaries may make investments in their respective Subsidiaries consisting of those assets permitted to be transferred pursuant to Sections 8.02(m), (n), (o) and (p), it being understood that the Borrower and its Subsidiaries may convert any investment initially made as an equity investment to intercompany Indebtedness held by the Borrower or such Subsidiary;

        (n) the Borrower and its Domestic Subsidiaries may make and hold investments in their respective Foreign Subsidiaries to the extent that such investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Domestic Subsidiary to such Foreign Subsidiaries for resale by such Foreign Subsidiaries (including any such investments resulting from the extension of the payment terms with respect to such sales);

        (o) the Borrower and its Domestic Subsidiaries may hold additional investments in their respective Foreign Subsidiaries to the extent that such investments reflect an increase in the value of such Foreign Subsidiaries;

        (p) the Borrower and its Wholly-Owned Subsidiaries may capitalize one or more Wholly-Owned Subsidiaries with cash contributions in an aggregate amount not to exceed $20,000,000 for all such Wholly-Owned Subsidiaries;

        (q) the Borrower and its Subsidiaries may make transfers of assets to their respective Subsidiaries in accordance with Sections 8.02(r), (s) and (t);

        (r) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock so long as no cash is paid by Holdings or any of its Subsidiaries in connection with the acquisition of any such obligations;

        (s) Holdings may make equity contributions to the capital of any of its Domestic Subsidiaries;

        (t) Holdings may contribute to the Borrower and the Borrower may contribute to any Subsidiary of the Borrower any assets (including cash) received after the Original Effective Date by Holdings or the Borrower from Millipore in connection with the settlement of certain disputed claims under the acquisition agreement pursuant to which the Borrower initially acquired the waters chromatography business of Millipore;

        (u) Holdings may repurchase outstanding shares of Seller Preferred Stock to the extent permitted by Section 8.06(vi);

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

        (v) Holdings may repurchase outstanding shares of Holdings Common Stock to the extent permitted by Section 8.06(vii);

        (w) Holdings and its Subsidiaries may make cash capital contributions to their respective Subsidiaries for the purpose of enabling such Subsidiaries to make investments pursuant to clause (y) of this Section 8.05 so long as (i) such capital contributions are promptly used to make such investments and (ii) such investments are permitted to be made at such time pursuant to such clause (y);

        (x) Holdings and its Domestic Subsidiaries may make cash capital contributions to, capitalize, or forgive the Indebtedness of, any Foreign Subsidiary, provided that the aggregate amount of all such cash capital contributions, capitalizations and forgiveness, when added to the sum of (i) the amount of Intercompany Loans theretofore made by the Borrower and its Domestic Subsidiaries to Foreign Subsidiaries pursuant to Section 8.05(g) and (ii) the aggregate value of all assets (including cash) theretofore transferred pursuant to Section 8.02(x), shall not exceed $50,000,000; and

        (y) in addition to investments permitted by clauses (a) through (x) above, Holdings and its Subsidiaries may make additional loans, advances and investments to or in a Person in an aggregate amount for all loans, advances and investments made pursuant to this clause (y) not to exceed $35,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments; provided, that neither Holdings nor any of its Subsidiaries may make or own any investment in Margin Stock.

        8.06 DIVIDENDS, ETC. Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

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

        (i) any Subsidiary of the Borrower may pay Dividends so long as any such Dividends paid by any non-Wholly-Owned Subsidiary of the Borrower are paid on a pro rata basis to such Subsidiary's shareholders generally;

        (ii) Holdings may redeem or purchase shares of Holdings Common Stock or options to purchase Holdings Common Stock held by former employees of Holdings or any of its Subsidiaries following the termination of their employment, provided that (x) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes and (y) at the time of any cash payment permitted to be made pursuant to this
Section 8.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

        (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings provided that Holdings promptly uses such cash Dividends for the purposes described in clause
(ii) of this Section 8.06;

        (iv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such cash Dividends to pay operating expenses in the ordinary course of business and other similar corporate overhead costs and expenses;

        (v) Holdings may pay regularly scheduled Dividends on the Seller Preferred Stock pursuant to the terms thereof through the issuance of additional shares of Seller Preferred Stock, provided that in lieu of issuing additional shares of Seller Preferred Stock as dividends, Holdings may increase the liquidation preference of the shares of the Seller Preferred Stock in respect of which such dividends have accrued;

        (vi) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as Holdings promptly thereafter uses such cash proceeds to repurchase outstanding shares of Seller Preferred Stock;

        (vii) the Borrower may pay cash Dividends to Holdings, provided that Holdings promptly thereafter uses such cash proceeds to repurchase Holdings Common Stock so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the aggregate amount of cash Dividends paid pursuant to this clause (vii) shall not exceed the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith)

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

actually received by Holdings from the exercise by management of Holdings and its Subsidiaries of options to purchase Holdings Common Stock; and

        (viii) the Borrower may pay cash Dividends to Holdings, provided that Holdings promptly thereafter uses such cash proceeds to pay cash Dividends to the holders of its capital stock so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the aggregate amount of cash Dividends paid after the Original Effective Date pursuant to this clause (viii) shall not exceed the sum of (1) $6,000,000 plus (if positive) (2) 50% of Cumulative Consolidated Net Income.

        8.07 TRANSACTIONS WITH AFFILIATES. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be reasonably expected to be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the following shall in any event be permitted: (i) Holdings and its Domestic Subsidiaries may make payments under the Holdings Tax Allocation Agreement and (ii) transactions between or among the Borrower and its Subsidiaries to the extent that such transactions are otherwise permitted under this Agreement.

        8.08 CAPITAL EXPENDITURES. Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that:

        (a) During any fiscal year (taken as one accounting period) Holdings and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed $30,000,000 in any fiscal year.

        (b) In the event that the amount of Capital Expenditures permitted to be made by Holdings and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by Holdings and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make additional Capital Expenditures in succeeding fiscal years, provided that in no event shall the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries during any fiscal year pursuant to Section 8.08(a) exceed 125 % of the amount permitted for such fiscal year as set forth in Section 8.08(a).

        (c) Holdings and its Subsidiaries may make additional Capital Expenditures with the proceeds of Asset Sales to the extent such proceeds do not require a reduction to

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the Total Revolving Loan Commitment pursuant to Section 3.03(a) and such proceeds are reinvested as required by such Section 3.03(a).

        (d) Holdings and its Subsidiaries may make additional Capital Expenditures with the insurance proceeds received by Holdings or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such insurance proceeds.

        (e) Holdings and its Wholly-Owned Subsidiaries may make additional Capital Expenditures constituting Permitted Section 8.02(q) Acquisitions.

        8.09 MINIMUM CONSOLIDATED EBITDA. Holdings will not permit Consolidated EBITDA for any Test Period to be less than $52,000,000.

        8.10 INTEREST COVERAGE RATIO. Holdings will not permit the Interest Coverage Ratio for any Test Period to be less than 2.50: 1.00.

        8.11 LEVERAGE RATIO. Holdings will not permit the Leverage Ratio at any time to be more than 4.00: 1.00.

        8.12 LIMITATION ON THE CREATION OF SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Restatement Effective Date any Subsidiary; provided that, Holdings and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries (and, to the extent permitted by Section 8.05(y), non-Wholly-Owned Subsidiaries) so -long as (i) at least 15 days' prior written notice thereof is given to the Agent, (ii) the capital stock of such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 7.13) executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section
7. 11. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Restatement Effective Date.

        SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

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        9.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document;

        9.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by Holdings, the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

        9.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7. 11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Banks; or

        9.04 DEFAULT UNDER OTHER AGREEMENTS. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to clause
(a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $10,000,000 at any one time; or

        9.05 BANKRUPTCY, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy, " as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for,

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or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

        9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) which -provide benefits to retired employees and other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability which arises from such event or events, in the opinion of the Required Banks, will have a Material Adverse Effect; or

        9.07 SECURITY DOCUMENTS. (a) Except in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document; or

        9.08 GUARANTIES. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

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        9.09 JUDGMENTS. One or more Judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (to the extent not fully covered by insurance) in excess of $10,000,000 for all such Judgments and decrees and all such judgments or decrees shall not have been paid, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

        9.10 OWNERSHIP. A Change of Control Event shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided, that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (1) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

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        SECTION 10. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

        "Additional Mortgage" shall have the meaning provided in Section 7.11.

        "Additional Mortgaged Property" shall have the meaning provided in
Section 7.11.

        "Additional Permitted Preferred Stock" shall mean any preferred stock of Holdings the terms of which (1) do not contain any mandatory put, redemption, sinking fund or other similar provisions, (ii) do not require the payment of cash Dividends, (iii) do not contain any covenants (other than periodic reporting requirements) and (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as a merger or liquidation involving Holdings, in each case with such exceptions as may be acceptable to the Agent.

        "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H. 15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

        "AEA" shall mean AEA Investors Inc.

        "Acquired Entity or Business" shall have the meaning provided in the definition of Consolidated Net Income.

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

        "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

        "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 11.10.

        "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

        "Applicable Base Rate Margin" (i) for any calculation of interest payable in respect of the period prior to the Restatement Effective Date, shall have the meaning provided in the Original Credit Agreement, and (ii) for any such calculation in respect of any period thereafter, shall mean zero.

        "Applicable Commitment Fee Percentage" (i) for any calculation of the Commitment Fees payable in respect of the period prior to the Restatement Effective Date, shall have the meaning provided in the Original Credit Agreement, (ii) for any such calculation in respect of the period from and including the Restatement Effective Date to but excluding the first Start Date to occur after the Restatement Effective Date, shall mean 1/5 of 1%, and from and (iii) after any Start Date (commencing with the first Start Date to occur after the Restatement Effective Date) to and including the corresponding End Date, shall mean the respective percentage per annum set forth in clause (A),
(B), (C), (D) or (E) below if, but only if, as of the Test Date for such Start Date the condition set forth in clause (A), (B), (C), (D) or (E) below is met:

        (A) 3/ 10 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be 3.0: 1.0 or greater; or

        (B) 1/4 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.0: 1.0 but equal to or greater than 2.5: 1.0; or

        (C) 1/5 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.5: 1.0 but equal to or greater than 2.0: 1.0; or

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

        (D) 3/20 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.0: 1.0 but equal to or greater than 1.5: 1.0; or

        (E) 1/8 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1.50: 1.0.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Commitment Fee Percentage shall be 3/10 of 1% at all times when
(i) a payment Default under Section 9.01 shall exist or any Event of Default shall exist and/or (ii) financial statements have not been delivered when required pursuant to Section 7.01 (a) or (b), as the case may be.

        "Applicable Eurodollar Margin" (i) for any calculation of interest payable in respect of the period prior to the Restatement Effective Date, shall have the meaning provided in the Original Credit Agreement, (ii) for any such calculation in respect of the period from and including the Restatement Effective Date to but excluding the first Start Date (as defined below) to occur after the Restatement Effective Date, shall mean 1/2 of 1%, and (iii) from and after the first day of any Applicable Pricing Period (the "Start Date") (commencing with the first Start Date to occur after the Restatement Effective
Date) to and including the last day of such Applicable Pricing Period (the "End Date"), shall mean the respective percentage per annum set forth in clause (A),
(B), (C), (D) or (E) below if, but only if, as of the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date (the "Test Date") the condition in clause (A), (B), (C), (D) or (E) below is met:

        (A) 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be 3.0: 1.0 or greater; or

        (B) 3/4 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3 0: 1.0 but equal to or greater than 2.5: 1.0; or

        (C) 1/2 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.5: 1.0 but equal to or greater than 2.0: 1.0; or

        (D) 3/8 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.00: 1.0 but equal to or greater than 1.5: 1.0; or

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

        (E) 3/10 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1.50: 1.0.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Eurodollar Margin shall be 1% at all times when (i) a payment Default under Section 9.01 shall exist or any Event of Default shall exist and/or (ii) financial statements have not been delivered when required pursuant to Section 7.01(a) or (b), as the case may be.

        "Applicable Pricing Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 7.01(a) or (b) and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(a) or (b) and
(ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(a) or (b).

        "Approved Bank" shall have the meaning provided in the definition of Cash Equivalents.

        "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, and (ii) sales of assets pursuant to Sections 8.02(e), (f), (g), (h), (i), (j), (k), (1), (o), (s) and (w).

        "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

        "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing to the Agent by the Borrower, in each case to the extent reasonably acceptable to the Agent.

        "Bain Capital" shall mean Bain Capital, Inc.

        "Bank" shall have the meaning provided in the first paragraph of this Agreement.

        "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.04(c) or (ii) a Bank, having notified the Agent and/or the Borrower that it does not intend to comply

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with the obligations under Section 1.01(a), 1.01(c) or 2.04(c), in the case of either clause (1) or (11) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

        "Bankruptcy Code" shall have the meaning provided in Section 9.05.

        "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (y) the Prime Lending Rate.

        "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

        "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

        "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the borrowing of one Type of Revolving Loan from all of the Banks on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

        "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

        "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the New York interbank Eurodollar market.

        "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person.

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

        "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

        "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

        "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

        "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale.

        "Change of Control Event" shall mean (i) any Person or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof), other than AEA, Bain Capital and/or their respective Related Parties and management of the Borrower, shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the economic and voting interest in Holdings' capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of Holdings'

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directors or (ii) the Board of Directors of Holdings shall not consist of a majority of Continuing Directors.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

        "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

        "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors.

        "Commitment Fee" shall have the meaning provided in Section 3.01(a).

        "Consolidated Debt" shall mean, at any time, all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis, but excluding any Foreign Subsidiary Working Capital Indebtedness to the extent that such Indebtedness is supported by a Letter of Credit.

        "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before total interest expense of Holdings and its Subsidiaries determined on a consolidated basis and provisions for taxes based on income, and determined without giving effect to any extraordinary gains or losses but with giving effect to gains or losses from sales of assets sold in the ordinary course of business.

        "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense that were deducted in determining Consolidated EBIT for such period.

        "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of Holdings and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of any payments made to obtain any Interest Rate Protection Agreement and deferred financing costs and any interest expense on deferred compensation arrangements to the extent included in total interest expense.

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        "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, but excluding any unrealized losses and gains for such period resulting from mark-to-market of Other Hedging Agreements; provided that for purposes of
Section 8.11 and the definitions of Applicable Commitment Fee Percentage (but only with respect to the calculation of the Leverage Ratio therein) and Applicable Eurodollar Margin (but only with respect to the calculation of the Leverage Ratio therein), there shall be included in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to Section 8.02(q) and not subsequently sold or otherwise disposed of (but not including the net income (or loss) of any related Person, business, property or assets to the extent not so acquired) by Holdings or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition).

        "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "Continuing Bank" shall mean each Original Bank with a Commitment under this Agreement.

        "Continuing Directors" shall mean the directors of Holdings on the Restatement Effective Date and each other director, if such other director's nomination for

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election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

        "Credit Documents" shall mean this Agreement, the Notes, the Guaranties and each Security Document.

        "Credit Event" shall mean the making of a Loan or the issuance of a Letter of Credit.

        "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

        "Cumulative Consolidated Net Income" shall mean, at any time for the determination thereof, Consolidated Net Income for the period (taken as one accounting period) commencing on the Original Effective Date and ending on the last day of the Borrower's fiscal quarter then last ended.

        "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

        "Dividends" shall have the meaning provided in Section 8.06.

        "Domestic Subsidiary" shall mean each Subsidiary of Holdings incorporated or organized in the United States or any State or territory thereof.

        "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

        "End Date" shall have the meaning provided in the definition of Applicable Eurodollar Margin.

        "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Holdings or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages,

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contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

        "Environmental Law" shall mean any federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition ("collectively, Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

        "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (in) or (o) of the Code.

        "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

        "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

        "Event of Default" shall have the meaning provided in Section 9.

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        "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.11.

        "Existing Letter of Credit" shall have the meaning provided in Section 2.01(a).

        "Extrel Entities" shall have the meaning provided in the definition of "Extrel Sale. "

        "Extrel Sale" shall mean the sale of (i) the capital stock of Extrel FTMS, Inc., (ii) the assets and properties of each of WFE Holding, Inc. and Extrel FTMS, Inc. (the "Extrel Entities") and (iii) any other assets or properties exclusively used in the business of the Extrel Entities.

        "Facing Fee" shall have the meaning provided in Section 3.01(c).

        "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

        "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

        "Final Maturity Date" shall mean June 30, 2002.

        "Foreign Cash Equivalents" shall mean time deposits, money market funds, certificates of deposit or bankers acceptances of any bank organized under the laws of countries where the Borrower has an established Subsidiary whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.

        "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results

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in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

        "Foreign Subsidiary" shall mean each Subsidiary of Holdings other than a Domestic Subsidiary.

        "Foreign Subsidiary Working Capital Indebtedness" shall have the meaning provided in Section 8.04(i).

        "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to
Section 12.07(a).

        "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to each Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and
(ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to by a Bank under this Agreement for any reason) so long as such Bank or affiliate participate in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

        "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

        "Guaranty" shall mean and include each of the Parent Guaranty and the Subsidiary Guaranty.

        "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals,

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materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "Pollutants," or words of similar meaning and regulatory effect.

        "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

        "Holdings Common Stock" shall have the meaning provided in Section 6.15.

        "Holdings Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated as of August 18, 1994, among Holdings and its Domestic Subsidiaries, as modified, amended or supplemented through the Restatement Effective Date.

        "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

        "Intercompany Loan" shall have the meaning provided in Section 8.05(g).

        "Intercompany Notes" shall mean promissory notes, in the form of
Exhibit I, evidencing Intercompany Loans to the extent required by
Section 8.05(g).

        "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

        "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

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

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

        "L/C Supportable Indebtedness" shall mean (i) Foreign Subsidiary Working Capital Indebtedness, (ii) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ill) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

        "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

        "Letter of Credit" shall have the meaning provided in Section 2.01(a).

        "Letter of Credit Fee" shall have the meaning provided in Section
3.01(b).

        "Letter of Credit Issuer" shall mean BTCo or any Bank which replaces BTCo or any subsequent Letter of Credit Issuer pursuant to Section 2.06.

        "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

        "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

        "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period then last ended.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

        "Loan" shall mean each Revolving Loan and each Swingline Loan.

        "Mandatory Borrowing" shall have the meaning provided in Section
1.01(c).

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

        "Margin Stock" shall have the meaning provided in Regulation U.

        "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

        "Maximum Swingline Amount" shall mean $10,000,000.

        "Millipore" shall mean Millipore Corporation, a Massachusetts corporation.

        "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000, and, if greater, in integral multiples of $500,000 thereof and (ii) for Swingline Loans, $250,000.

        "Moody's" shall mean Moody's Investors Service, Inc.

        "Mortgage" shall mean those deeds of trusts, mortgages and similar documents with respect to each of the Mortgaged Properties, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

        "Mortgaged Properties" shall mean and include the Real Properties owned and leased by the Borrower and its Subsidiaries to the extent designated as such on Annex IV.

        "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including brokerage fees, if any, transfer taxes, and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (b) incremental income taxes paid or payable as a result thereof.

        "New Banks" shall mean each of the Persons listed on Annex I hereto which is not a Continuing Bank.

        "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

        "Note" shall mean each Revolving Note and the Swingline Note.

        "Notice of Borrowing" shall have the meaning provided in Section
1.03(a).

        "Notice of Conversion" shall have the meaning provided in Section 1.06.

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

        "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Borrower and the Banks from time to time.

        "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank, pursuant to the terms of this Agreement or any other Credit Document.

        "Original Bank" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

        "Original Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

        "Original Effective Date" shall mean November 22, 1995.

        "Original Loans" shall mean the Loans under, and as defined in, the Original Credit Agreement.

        "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

        "Parent Guaranty" shall mean the guaranty of Holdings pursuant to
Section 13.

        "Participant" shall have the meaning provided in Section 2.04(a).

        "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Borrower and the Banks from time to time.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

        "Percentage" shall mean at any time for each Bank, the percentage obtained by dividing such Bank's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment then in effect; provided, that if the Total Revolving Loan Commitment has been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

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

        "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the mortgagee title insurance policies in respect thereof and found, on the date of delivery of such mortgagee title insurance policies to the Agent in accordance with the terms hereof, reasonably acceptable by the Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) municipal and zoning ordinances, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage), (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items as the Agent may consent to (such consent not to be unreasonably withheld).

        "Permitted Liens" shall have the meaning provided in Section 8.03.

        "Permitted Section 8.02(q) Acquisitions" shall have the meaning provided in Section 8.02(q).

        "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

        "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which Holdings, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

        "Pledge Agreement" shall mean the Pledge Agreement, dated as of November 22, 1995, by the Borrower and the Subsidiary Guarantors, as pledgors, in favor of Bankers Trust Company, as pledgee, as the same has been modified, amended or supplemented through the Restatement Effective Date and as the same may be further modified, amended or supplemented from time to time in accordance with the terms thereof and hereof.

        "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

        "Pledged Securities" shall mean all the Pledged Securities as defined the Pledge Agreement.

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

        "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

        "Pro Forma Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period then last ended, with such Pro Forma Leverage Ratio to be determined on a pro forma basis as if such Asset Sale (and the application of the Net Sale Proceeds therefrom) or the incurrence of any Indebtedness in connection with the payment of cash Dividends pursuant to Section 8.06(vi), as the case may be, had occurred on the first day of such Test Period (and such Indebtedness, if any, had remained outstanding (or had not been outstanding, as the case may be) throughout such Test Period). On the date of any Asset Sale or payment of cash Dividends pursuant to Section 8.06(vi) on which the Pro Forma Leverage Ratio is to be calculated, the Borrower shall deliver to the Agent a certificate of the Borrower's chief financial officer setting forth in reasonable detail the pro forma calculations (i) required to establish the Pro Forma Leverage Ratio (with such pro forma calculations to be made on a basis reasonably satisfactory to the Agent) and (ii) to assume that the interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of such Asset Sale or payment of such cash Dividends (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period.

        "Projections" shall have the meaning provided in Section 6.10(e).

        "Quarterly Payment Date" shall mean the last Business Day of each February, May, August and November.

        "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

        "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its

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

Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.03.

        "Register" shall have the meaning provided in Section 7.12.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

        "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

        "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

        "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

        "Regulation V" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

        "Related Party" shall mean (i) in the case of AEA, the executive employees, stockholders, directors and officers of AEA on the Restatement Effective Date and (a) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such Persons, (b) entities controlling or controlled by such Persons and (c) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person and (ii) in the case of Bain Capital, (a) any stockholder or partner of Bain Capital on the Restatement Effective Date or (b) any Affiliate of Bain Capital, provided that for purposes of the definition of "Change of Control Event", the term Related Party shall not include (x) any portfolio company of either Bain Capital or any Affiliate of Bain Capital or (y) any officer or director of Holdings or any of its Subsidiaries that is not also a partner or stockholder of Bain Capital on the Restatement Effective Date.

        "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

        "Replaced Bank" shall have the meaning provided in Section 1.13.

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

        "Replacement Bank" shall have the meaning provided in Section 1.13.

        "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

        "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

        "Restatement Effective Date" shall have the meaning provided in Section 12.10.

        "Returns" shall have the meaning provided in Section 6.19.

        "Revolving Loan" shall have the meaning provided in Section 1.01(a).

        "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.02, 3.03 and/or 9.

        "Revolving Note" shall have the meaning provided in Section 1.05(a).

        "Rollover Amount" shall have the meaning provided in Section 8.08(b).

        "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

        "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

        "Secured Creditors" shall have the meaning provided in the Security Documents.

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

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Security Agreement" shall mean the Security Agreement, dated as of November 22, 1995, among Holdings, the Borrower, the Subsidiary Guarantors, and Bankers Trust Company, as Collateral Agent, as the same has been modified, amended or supplemented through the Restatement Effective Date, and as the same may be further modified, amended or supplemented from time to time in accordance with the terms thereof and hereof.

        "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

        "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, each Mortgage, and each Additional Mortgage, if any.

        "Security Documents Acknowledgement" shall have the meaning provided in
Section 5.09(a).

        "Seller Preferred Stock" shall mean the preferred stock of Holdings held by Millipore, $.01 par value, and having a liquidation preference of approximately $11,700,000 on the Restatement Effective Date, as such liquidation preference may have been increased pursuant to Section 8.06(v).

        "Senior Subordinated Notes" shall mean the 12-3/4% Senior Subordinated Notes due 2004 issued by the Borrower in 1994.

        "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by any of its Subsidiaries) in the form of Exhibit J.

        "S&P" shall mean Standard & Poor's Ratings Group.

        "Start Date" shall have the meaning provided in the definition of Applicable Eurodollar Margin.

        "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

        "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary

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voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

        "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower (other than a Foreign Subsidiary except to the extent otherwise provided in Section 7.13) that is or becomes a party to the Subsidiary Guaranty.

        "Subsidiary Guaranty" shall mean the Guaranty, dated as of November 22, 1995, made by certain Subsidiaries of Holdings (other than the Borrower), as the same has been modified, amended or supplemented through the Restatement Effective Date, and as the same may be further modified, amended or supplemented in accordance with the terms thereof and hereof.

        "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

        "Swingline Loan" shall have the meaning provided in Section 1.01(b).

        "Swingline Note" shall have the meaning provided in Section 1.05(a).

        "Tax Allocation Agreements" shall have the meaning provided in Section 5.12.

        "Taxes" shall have the meaning provided in Section 4.04.

        "Test Date" shall have the meaning provided in the definition of Applicable Eurodollar Margin.

        "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

        "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

        "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans at such time plus the Letter of Credit Outstandings at such time.

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        "Type" shall mean any type of Revolving Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

        "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

        "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

        "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (ii) such Bank's Percentage of the Letter of Credit Outstandings at such time.

        "Waters Investments" shall mean Waters Investments Limited, a Delaware corporation and a Wholly-Owned Domestic Subsidiary of the Borrower.

        "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

        "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

        "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

        "YMC Corp." shall mean YMC Corp., a Japanese corporation.

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        SECTION 11. THE AGENT.

        11.01 APPOINTMENT. Each Bank hereby irrevocably designates and appoints BTCo as Agent of such Bank (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Banks, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

        11.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

        11.03 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this

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Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of Holdings or any of its Subsidiaries to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

        11.04 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

        11.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actually received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

        11.06 NONRELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees,

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agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

        11.07 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided, that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. To the extent any Bank would be required to indemnify the Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Bank, such Defaulting Bank shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Bank shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Bank under this
Section 11.07 over the aggregate amount such Bank would have been obligated to pay had such first Bank not been a Defaulting Bank. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or

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not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

        11.08 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

        11.09 HOLDERS. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

        11.10 RESIGNATION OF THE AGENT: SUCCESSOR AGENT. The Agent may resign as the Agent upon 20 days' notice to the Banks. In the event the Agent delivers such notice, the Required Banks shall appoint from among the Banks a successor Agent which is a bank or a trust company for the Banks subject to prior approval by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If no successor Agent has been appointed by the Required Banks pursuant to the preceding sentence by the 20th day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document (other than under any Security Document except to the extent so appointed in accordance with the terms thereof) until such time, if any, as the Required Banks appoint a successor Agent as provided above. After the resignation of the Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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        SECTION 12. MISCELLANEOUS.

        12.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding, in each case whether any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or distributions arise from any investigation, litigation or other proceeding between or among any Credit Party, any Bank, any third Person or otherwise.

        12.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly

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waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations and liabilities of Holdings or any of its Subsidiaries to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Holdings or any of its Subsidiaries purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

        12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

        12.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an in-

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crease in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or
(iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.
In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

        (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed modified to reflect the Revolving Loan Commitment of such new Bank and of the existing Banks, (ii) upon surrender of the old Revolving Notes, new Revolving Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Revolving Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitment, (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld) and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 7.12. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10

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or 1.11 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

        (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

        12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

        12.06 PAYMENTS PRO RATA. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

        (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or any portion of such excess amount is thereafter recovered

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from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

        12.07 CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, that except as otherwise specifically provided herein, all computations determining compliance with Sections 3.03 and 8, including definitions used therein, and in determining the Applicable Commitment Fee Percentage and the Interest Reduction Discount, shall in each case utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Banks pursuant to Section 6.10(a), but shall not give effect to (i) purchase accounting adjustments required or permitted by APB 16 and APB 17, (ii) any non-cash charges and (iii) any extraordinary losses incurred in connection with any repurchase or redemption of the Senior Subordinated Notes.

        (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

        12.08 GOVERNING LAW, SUBMISSION TO JURISDICTION, VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Note to serve process in

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any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

        (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

        12.10 EFFECTIVENESS. (a) This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) Holdings, the Borrower, the Agent, each Continuing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5 and 12.10(b) are met to the satisfaction of the Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Agent has received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto have not been met (although the occurrence of the Restatement Effective Date shall not release Holdings or the Borrower from any liability for failure to satisfy one or more the applicable conditions contained in Section
5). The Agent will give Holdings, the Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

        (b) On the Restatement Effective Date, each New Bank and each Continuing Bank shall have delivered to the Agent for the account of the Borrower an amount equal to (i) in the case of each New Bank, the Revolving Loans to be made by such New Bank on the Restatement Effective Date and (ii) in the case of each Continuing Bank, the amount by which the principal amount of Revolving Loans to be made by such Continuing Bank on the Restatement Effective Date exceeds the amount of the Original Loans of such

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Continuing Bank on the Restatement Effective Date exceeds the amount of the
Original Loans of such Continuing Bank outstanding on the Restatement
Effective Date. Notwithstanding anything to the contrary contained in this
Section 12.10(b), in satisfying the foregoing condition, unless the Agent shall have been notified by any Bank prior to the occurrence of the Restatement Effective Date that such Bank does not intend to make available to the Agent such Bank's Revolving Loans required to be made by it on such date, then the Agent may, in reliance on such assumption, make available to the Borrower the corresponding amounts in accordance with the provisions of Section 1.04, and the making available by the Agent of such amounts shall satisfy the condition in this Section 12.10(b).

        12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

        12.12 AMENDMENT OR WAIVER, ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations directly affected thereby), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (w) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank), (x) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (y) without the consent of the Agent, amend, modify or waive any provision of Section 11 as same applies to the Agent or any other provision as same relates to the rights or obligations

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of the Agent, and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

        (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay all outstanding Revolving Loans of such Bank in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Revolving Loan Commitments are terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

        12.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

        12.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

        12.15 CONFIDENTIALITY. (a) Each of the Banks agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the

Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; provided, that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by such Bank; provided, that such prospective transferee or participant agrees with such Bank to be bound by the provisions of this Section 12.15.

        (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank).

        12.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        12.17 ADDITIONS OF NEW BANKS, ETC. (a) On and as of the occurrence of the Restatement Effective Date in accordance with Section 12.10, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

        (b) The parties hereto acknowledge that each Original Bank has been offered the opportunity to participate in this Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Bank thereunder, but that no Original Bank is obligated to be a Continuing Bank. Concurrently with the occurrence of the Restatement Effective Date, each Original Bank which has not elected to become a Continuing Bank (each such Bank, a "Non-Continuing Bank") shall no longer constitute a "Bank" under this Agreement and the other Credit Documents, provided that all indemnities of the Credit Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) for the benefit of such Non-Continuing Bank shall survive in accordance with the terms thereof.

        SECTION 13. PARENT GUARANTY.

        13.01 THE GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Secured Creditors, or order, on demand, together with any and all expenses which may be incurred by the Secured Creditors in collecting any of the Guaranteed Obligations.

        13.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 9.05, and unconditionally promises to pay such indebtedness to the Secured Creditors, or order, on demand, in lawful money of the United States.

        13.03 NATURE OF LIABILITY. (i) The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Secured Creditors on the Guaranteed Obligations which any such Secured Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

        (ii) If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revoca-tion hereof or other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

        13.04 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to any Guarantor. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

        13.05 Authorization. Holdings authorizes the Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

        (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

        (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

        (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

        (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

        (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Creditors;

        (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

        (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

        (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

        13.06 RELIANCE. It is not necessary for the Secured Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

        13.07 SUBORDINATION. Any of the indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Secured Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Secured Creditors and be paid over to the Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. The provisions of this Section 13.07 (and any claims of Holdings as described above) are subject to the provisions of Section 13.08(c) and (d). Without limiting the generality of the foregoing, Holdings hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

        13.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require the Secured Creditors to
(i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.

        (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agent and the Banks shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

        13.09 NATURE OF LIABILITY. It is the desire and intent of Holdings and the Secured Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

 ADDRESS:

 34 Maple Street
 Milford, Massachusetts 01757
 Telephone No.: (508) 478-2000
 Facsimile No.: (508) 478-1260
 Attention: President

 34 Maple Street
 Milford, Massachusetts 01757
 Telephone No.: (508) 478-2000
 Facsimile No.: (508) 478-1260
 Attention: President



 WATERS CORPORATION

 By /s/ Philip S. Taymor
 Title: Chief Financial Officer

 WATERS TECHNOLOGIES
 CORPORATION

 By /s/ Philip S. Taymor
 Title: Chief Financial Officer

 BANKERS TRUST COMPANY,
 Individually and as Agent

 By /s/ Mary Kay Cole
 Title:  Managing Director

 FLEET NATIONAL BANK

 BANKBOSTON, N.A.

 COMPAGNIE FINANCIERE DE
 CIC ET DE UNION
 EUROPEENNE

 ABN AMRO BANK N.V.
  BOSTON BRANCH

 THE BANK OF NEW YORK

 THE BANK OF NOVA SCOTIA

 BANK OF SCOTLAND

 THE BANK OF TOKYO-MITSUBISHI
 TRUST COMPANY


 CREDIT LYONNAIS
 NEW YORK BRANCH

 THE SAKURA BANK, LIMITED,
 NEW YORK BRANCH

 WACHOVIA BANK, N.A.


 THE YASUDA TRUST AND
 BANKING CO., LTD.,
 NEW YORK BRANCH

 ALLIED IRISH BANKS, P.L.C.,
 NEW YORK BRANCH


 THE LONG-TERM CREDIT
 BANK OF JAPAN, LIMITED,
 NEW YORK BRANCH

 ANNEX I

 LIST OF BANKS

                                                               REVOLVING LOAN
 BANK                                                          COMMITMENT

 BANKERS TRUST COMPANY                                         $42,200,000.00
 FLEET NATIONAL BANK                                           $40,000,000.00
 BANKBOSTON, N.A.                                              $40,000,000.00
 COMPAGNIE FINANCIERE DE CIC
   ET DE L'UNION EUROPEENNE                                    $25,000,000.00
 ABN AMRO BANK N.V. BOSTON BRANCH                              $20,000,000.00
 THE BANK OF NEW YORK                                          $20,000,000.00
 THE BANK OF NOVA SCOTIA                                       $15,000,000.00
 BANK OF SCOTLAND                                              $15,000,000.00
 THE BANK OF TOKYO-MITSUBISHI
   TRUST COMPANY                                               $15,000,000.00
 CREDIT LYONNAIS                                               $15,000,000.00
 THE SAKURA BANK, LIMITED,
   NEW YORK BRANCH                                             $15,000,000.00
 WACHOVIA BANK, N.A.                                           $15,000,000.00
 THE YASUDA TRUST AND BANKING CO.,
   LTD., NEW YORK BRANCH                                       $10,000,000.00
 ALLIED IRISH BANKS, P.L.C.,
   NEW YORK BRANCH                                              $6,400,000.00
 THE LONG-TERM CREDIT BANK OF JAPAN,
   LIMITED, NEW YORK BRANCH                                     $6,400,000.00

 Total:                                                       $300,000,000.00
                                                              ---------------

 ANNEX II

 BANK ADDRESSES

 BANK                                                         ADDRESS

 ABN AMRO Bank N.V., Boston Branch                            One Post Office Square 39th Floor
                                                              Boston, MA 02109
                                                              Attention: Jim Davis
                                                              Telephone No.: (617) 988-7931
                                                              Facsimile No.: (617) 988-7910

                                                              135 S. LaSalle Street
                                                              Chicago, IL 60674-9135
                                                              Attention: Dan Grabos
                                                              Telephone No.: (312) 904-6597
                                                              Facsimile No.: (312) 606-8427

 Allied Irish Banks, p.l.c., New York Branch                  405 Park Avenue
                                                              New York, NY 10022
                                                              Attention: Marcia Meeker
                                                              Telephone No.: (212) 339-8018
                                                              Facsimile No.: (212) 339-8008

The Bank of Scotland                                          565 Fifth Avenue 5th Floor
                                                              New York, NY 10017
                                                              Attention: Annie Chin Tat
                                                              Telephone No.: (212) 450-0871
                                                              Facsimile No.: (212) 557-9460

                                                              With a copy to:

                                                              BOS (Boston, Inc.)
                                                              1 Post Office Square Suite 3750
                                                              Boston, MA 02109
                                                              Attention: Bill Boland
                                                              Telephone No.: (212) 426-0033
                                                              Facsimile No.: (212) 426-1353


 ANNEX II
 Page 2

 The Bank of New York                                         One Wall Street
                                                              New York, NY 10286
                                                              Attention: Andrew Keith
                                                              Telephone No.: (212) 635-6864
                                                              Facsimile No.: (212) 635-6999

 The Bank of Nova Scotia                                      101 Federal Street, 16th Floor
                                                              Boston, MA 02110
                                                              Attention: Robert Reynolds
                                                              Telephone No.: (617) 737-6314
                                                              Facsimile No.: (617) 951-2177

 The Bank of Tokyo-Mitsubishi Trust Company                   1251 Avenue of the Americas
                                                              12th Floor
                                                              New York, NY 10 166
                                                              Attention: Peter Stearn
                                                              Telephone No.: (212) 782-4397
                                                              Facsimile No.: (212) 782-4981

 BankBoston, N.A.                                             100 Federal Street
                                                              Boston, MA 02110
                                                              Attention: Pat Sluter
                                                              Telephone No.: (617) 434-7348
                                                              Facsimile No.: (617) 434-0819

 Bankers Trust Company                                        One Bankers Trust Plaza
                                                              New York, New York 10006
                                                              Attention: Mary Kay Coyle
                                                              Telephone No.: (212) 250-9094
                                                              Facsimile No.: (212) 250-7218

 Compagnie Financiere de CIC Et de                            520 Madison Avenue
 L'Union Europeenne                                           37th Floor
                                                              New York, NY 10022
                                                              Attention: Sean Mounier
                                                              Telephone No.: (212) 715-4413
                                                              Facsimile No.: (212) 715-4535


 ANNEX II
 Page 3

 Credit Lyonnais                                              53 State Street
                                                              Boston, MA 02109
                                                              Attention: David P. O'Connell
                                                              Telephone No.: (617) 723-2615
                                                              Facsimile No.: (617) 723-4803

 Fleet National Bank                                          One Federal Street, OF-0323
                                                              Boston, MA 02211
                                                              Attention: Lisa Coney
                                                              Telephone No.: (617) 292-3241
                                                              Facsimile No.: (617) 292-2619

 The Long-Term Credit Bank of Japan, Limited,                 165 Broadway, 49th Floor
 New York Branch                                              New York, NY 10006
                                                              Attention: Frank Madden
                                                              Telephone No.: (212) 335-4550
                                                              Facsimile No.: (212) 335-4524

 The Sakura Bank, Limited, New York Branch                    277 Park Avenue
                                                              New York, NY 10172
                                                              Attention: Koji Suzuki
                                                              Telephone No.: (212) 756-6814
                                                              Facsimile No.: (212) 888-7651

 Wachovia Bank, N.A.                                          191 Peachtree Street, N.E.
                                                              Atlanta, GA 30303
                                                              Attention: John P. Rafferty
                                                              Telephone No.: (404) 332-1089
                                                              Facsimile No.: (404) 332-6898

 The Yasuda Trust and Banking Co.,                            666 Fifth Avenue
 Ltd., New York Branch                                        Suite 801
                                                              New York, NY 10103
                                                              Attention: Joel Powers
                                                              Telephone No.: (212) 373-5729
                                                              Facsimile No.: (212) 373-5796

 ANNEX III

 EXISTING LETTERS OF CREDIT

Bankers Trust Company has issued Standby Letters of Credit for the benefit of the following entities in the following amounts:

   AMOUNT                                       BENEFICIARY

   $150,000*                  Commonwealth Bank of Australia. Sydney
     40,000*                  Union Bank of Finland, Helsinki
     90,000                   American Motors Insurance, Duty Def.
    282,000                   Cigna Insurance Co.
    600,000*                  Societe Generale Alsacienne de Banque Strasbourg
    291,000                   Travelers Insurance Co.
      7,100                   Agency for Defense Development, Korea
      3,880                   Chung Shan Institute, Taiwan
      2,650                   Korea Ministry of Defense
     80,000*                  Union Bank of Switzerland
    323,100                   MGA Electronics
      1,900                   State Bank of India - Dept. of Defense
      6,908                   State Bank of India - Sree Chitra Tirunal Inst.
-----------

 $1,878,538

* Letters of Credit issued in Support of Foreign Subsidiary Working Capital Indebtedness.


ANNEX IV

SUBSIDIARIES

                                        INDIRECT PERCENTAGE
SUBSIDIARY CORPORATION                      OWNERSHIP OF         DIRECT OWNER OF SUBSIDIARY
                                         WATERS CORPORATION      AND PERCENTAGE OWNED

 Waters Technologies                          100%               Waters Corporation, 100%
 Corporation
 Waters Investments Limited                   100%               Waters Technologies Corporation,
                                                                 100%

 Waters Export Corp.                          100%               Waters Technologies Corporation,
                                                                 100%


Waters Operating Corp.                        100%               Waters Technologies, 100%

 Nihon Waters Limited                         100%               Waters Investments Limited, 100%

 Nihon Waters K.K.                            100%               Nihon Waters Limited, 100%

 Waters Asia Limited                          100%               Waters Investments Limited, 100%

 Waters China Limited                         100%               Water Asia Limited, 50%;
                                                                 Waters Investments Limited, 50%

 HPLC Systems Private Ltd.                    51%                Waters Investments Limited, 51%;
                                                                 Waters India Private Ltd., 28%(1); other, 21%

 Waters Australia Pty, Ltd.                   100%               Waters Technologies Corporation,
                                                                 50%
                                                                 Waters Corporation, 50%

 Waters Chromatography BV                     100%               Waters Technologies Corporation,
                                                                 99.998%;
                                                                 Waters Corporation, .002%

 Waters Oy                                    100%               Waters Technologies Corporation,
                                                                 100%

 Waters Chromatography                        100%               Waters Technologies Corporation,
 Europe BV                                                       100%

 Waters France Holding Corp.                  100%               Waters Technologies Corporation,
                                                                 100%


(1) Waters India Private Ltd. is 40-percent owned by Waters Investments Limited.


                                        INDIRECT PERCENTAGE
SUBSIDIARY CORPORATION                      OWNERSHIP OF         DIRECT OWNER OF SUBSIDIARY
                                         WATERS CORPORATION      AND PERCENTAGE OWNED

 Waters Holding SA                            99.76%             Waters Technologies Corporation,
                                                                 99.76% (owns 2,494 shares);
                                                                 Richard H. Payne .06% (1 share);
                                                                 Philip S. Taymor .06% (1 share);
                                                                 Jean-Frangois Briois .06% (1 share);
                                                                 John M. Goldsmith .06% (1 share);
                                                                 Thomas P. Salice .06% (1 share);
                                                                 Joshua Bekenstein .06% (1 share)

 Waters SA                                    99.99%             Waters Holding SA, 99.99% (owns
                                                                 777,901 shares); Waters
                                                                 Technologies Corporation LESS THAN .01%
                                                                 (3 shares); Richard H. Payne LESS THAN .01 %
                                                                 (1 share); Philip S. Taymor LESS THAN .01%
                                                                 (1 share); Jean-Francois Briois
                                                                 LESS THAN .01% 1 Share); John M. Goldsmith
                                                                 LESS THAN .01% (1 share); Thomas P. Salice
                                                                 LESS THAN .01% (1 share); Joshua Bekenstein
                                                                 LESS THAN .01% (1 share)

 Waters NV                                    100%               Waters Technologies Corporation,
                                                                 99.92%; Waters Corporation, .08%

 Waters GmbH                                  100%               Waters Technologies Corporation,
                                                                 100%

 Waters Comercial Ltda                        100%               Waters Technologies Corporation,
                                                                 99.99%; Waters Corporation, LESS THAN .01%

 Waters S.p.A.                                99%                Waters Corporation, 99.0% (one
                                                                 quota with par value 19,800,000
                                                                 pounds); John Goldsmith, 1.0%
                                                                 (one quota with par value
                                                                 200,000 pounds)

 Waters Ltd. (Canada)                         100%               Waters Technologies Corporation,
                                                                 100%

 Waters SA de CV                              100%               Waters Technologies Corporation,
                                                                 99.99%; Waters Corporation, LESS THAN .01%

 Waters A/S                                   100%               Waters Technologies Corporation,
                                                                 100%


                                        INDIRECT PERCENTAGE

SUBSIDIARY CORPORATION                      OWNERSHIP OF        DIRECT OWNER OF SUBSIDIARY
                                         WATERS CORPORATION     AND PERCENTAGE OWNED

 Waters Chromatografia SA                     100%              Waters Technologies Corporation,
                                                                100%

 Waters Sverige AB                            100%              Waters Technologies Corporation,
                                                                100%

 Waters AG                                    100%              Waters Technologies Corporation,
                                                                100%

 Waters Ltd. (U.K.)                           100%              Waters Technologies Corporation,
                                                                100%

 Waters GesmbH                                100%              Waters Technologies Corporation,
                                                                100%

 Waters Kft                                   100%              Waters GesmbH, 100%

 Waters Sp.zo.o                               100%              Waters Kft, 100%

 Phase Separations, Ltd. (U.K.)               100%              Waters Ltd. (U.K.)

 Phase Separations Eurl                       100%              Phase Separations, Ltd., (U.K.),
 (France)                                                       100%

 Phase Separations BV,                        100%              Phase Separations, Ltd., (U.K.),
 (Netherlands)                                                  100%(2),

 Chromotography Services                      100%              Phase Separations, Ltd., (U.K.)
 Ltd., (U.K.)                                                   100%(2)

 Waters Technologies Holding                  100%              Waters Investments Limited, 100%
 Ireland Ltd.

 Waters Technologies Ireland                  100%              Waters Technologies Holding Ireland
 Ltd.                                                           Ltd., 100%

 Waters Export Corp.                          100%              Waters Technologies Corp., 100%

 T.A. Instruments, Inc.                       100%              Waters Technologies Corp., 100%

 T.A.I. Sales Corporation                     100%              T.A. Instruments, Inc., 100%

(2) Shares are held through Longpure Ltd. (U.K), a dormant subsidiary of Phase Separations Limited.


                                         INDIRECT PERCENTAGE
                                            OWNERSHIP OF                        DIRECT OWNER OF SUBSIDIARY
 SUBSIDIARY CORPORATION                  WATERS CORPORATION                     AND PERCENTAGE OWNED

 T.A. Instruments GmbH                        100%                              T.A. Instruments, Inc., 100%

 T.A. Instruments SARL                        100%                              T.A. Instruments, Inc., 100%

 T.A. Instruments NV                          100%                              T.A. Instruments, Inc., 100%

 T.A. Instruments Japan, Inc.                 100%                              T.A. Instruments, Inc., 100%

 T.A. Instruments Ltd.                        100%                              T.A. Instruments, Inc., 100%


ANNEX V

 REAL PROPERTY

 U.S. OWNED PROPERTY

 177 Robert Treat Paine Dr.
 Taunton, MA 02780

 34 Maple St.
 Milford, MA 01757

 109 Lukens Dr.
 New Castle, DE 19720

 U.S. LEASED PROPERTY

 6630 Highway 9, Suite 102
 Felton, CA 95018

 5627 Stoneridge Dr., Unit #314
 Pleasanton, CA 94588

 1371 Warner Avenue, Suite A
 Tustin, CA 92680

 1555 Mittel Blvd.
 Wood Dale, IL 60191

 5005 Newport Dr.. Suite 103
 Rolling Meadows, IL  60008

 20 Liberty Way
 Franklin, MA 02038

 35 Airport Rd.
 Morristown, NJ 07962

 117 Edinburgh South, Suite 110
 Cary, NC 27511

 207 & 209 Heritage Park
 Lake Wylie, SC 29710

 2626 South Loop West, suite 100
 Houston, TX 77036

 10125 Harwin Dr., Suite 110
 Houston, TX 77036

 West Oaks Executive Park., Suite 140
 3702 Pender Dr.
 Fairfax, VA 22030

 FOREIGN OWNED REAL PROPERTY

 SAO PAULO, BRAZIL:
 Avenida Morumbi, 8411 - Sala 14
 04703-004 Sao Paulo SP
 Brazil

 FOREIGN LEASED PROPERTY

 RYDALMERE, AUSTRALIA:
 Unit 3/38-46 South Street
 PO Box 84
 Rydalmere NSW 2116
 Australia

 VIENNA, AUSTRIA:
 Hietzinger Hauptstrasse 145
 A-1130 Vienna
 Austria

 BRUSSELS, BELGIUM:
 Rue de la Fusee 60
 Raketstraat
 1130 Brussels
 Belgium

 GENT, BELGIUM:
 Ottergemsesteenweg 461
 B-9000
 Gent
 Belgium

 ONTARIO-CANADA:
 3687 Nashua Drive, Unit 8
 Mississauga
 Ontario L4V I V5
 Canada

 QUEBEC, CANADA:
 6555 Rue Abrams
 Montreal
 Quebec, H4S IX9
 Canada

 BEIJING, CHINA:
 Beijing Office
 Suite 709-711, Xingzhong Bldg.
 No. 2 Yinzhong Xiejie
 Gongti Beilu
 Dongcheng District
 Beijing 100027 P.R. China

 GUANGZHOU, CHINA:
 Room 305, Office Tower
 China Hotel - Liu Hau Lu
 Guangzhou 510015 P.R. China

 SHANGHAI, CHINA:
 Suite 2709, Union Building
 No. 100 Yan An Road (E)
 Shanghai 200002, P.R. China

 SHENYANG, CHINA:
 B 23rd Floor
 Shenyang San Kei
 High Technology Tower
 A 262 Shifu Road,
 Shenhe District
 Shenyang 110013 P.R. China

 CZECH REPUBLIC:
 Ohnicova 11
 14700 Praha 4-Bronik
 Czech Republic

 DENMARK:
 Baldersbuen
 2640 Hedehusene
 Denmark

 DEESIDE, ENGLAND:
 Deeside Industrial Park
 Deeside, Flint
 CH5 2NU
 England

 HERTFORDSHIRE, ENGLAND:
 The Boulevard
 Blackmoor Lane
 Watford, Hertfordshire WDI 8YW
 England

 SURREY, ENGLAND
 Europe House - Bilton Centre
 Cleeve Road
 Leatherhead
 Surrey KT22 7UQ
 England

 HELSINKI, FINLAND:
 Kuparitie 1
 00440 Helsinki
 Finland

 ST. OUENTIN YVELINES, FRANCE:
 BP 608
 78056 Saint-Quentin Yvelines
 France

 VOISONS-LE-BRETONNEUX, FRANCE:
 18 Rue Jean-Bart
 Parc d'Activities De La Grande LLE
 78960 Voisons-Le-Bretonneux
 France

 MOLSHEIM CEDEX-FRANCE:
 198 rue d'Altorf
 Dachstein 67129
 Molsheirn Cedex
 France

 ATZENAU, GERMANY
 Siemenstrasse 1
 63755 Atzenau
 Germany

 ESCHBORN, GERMANY:
 Hauptrasse 87
 65760 Eschborn
 Germany

 MARTINSRIED, GERMANY:
 Lochhamer Strasse 31
 82152 Planegg/Martinsried
 Germany

 BERLIN, GERMANY:
 Maltcser Strasse 170/172
 12277 Berlin
 Germany

 ERKRATH, GERMANY:
 Heinrich Hertz Strasse 16a
 40699 Erkrath
 Germany

 SHEUNG WAN, HONG KONG:
 Unit 1804 Seaview Commercia Bldg,
 21-24 Connaught Road West
 Hong Kong

 BUDAPEST, HUNGARY:
 Vaci ut 202
 1138 Budapest
 Hungary

 BANGALORE, INDIA:
 Shankar House 1, RMV Extension
 Mckhri Circle, Peenya
 Bangalore - 560 008, Karnataka
 Republic of India

 ITALY:
 Via Achille Grandi, 27
 Vimodrone, MI 20090
 Italy

 FUKUOKA, JAPAN:
 Sumitomo Seimei
 Hakataeki-higashi Bldg.
 13-9, Hakatacki-higashi I-chome
 Fukuoka-shi
 Fukuoka Pref. 812 Japan

 NAGOYA-SHI, JAPAN
 Kojima Bldg.
 8-8, Marunouchi 3-chome
 Naka-ku, Nagoya-shi
 460 Japan

 OSAKA, JAPAN:
 Recruit Shin-osaka Dai-2 Bldg.
 14-10, Nishi-nakajima 5-chome
 Yodogawa-ku
 Osaka 532 Japan

 TOKYO, JAPAN:
 Dai-5 Koike Building
 3-12, Kita-shinagawa I-chome
 Shinagawa-ku
 Tokyo 140 Japan

 TOKYO, JAPAN:
 Iwata Building #5
 28-11 Nishigotanda 2-Chome
 Shinagawa-ku
 Tokyo Japan

 SELANGOR, MALAYSIA:
 51A, Jalan SS 25/2
 Taman Bukit Emas
 47301 Petaling Jaya
 Selangor, Malaysia

 MEXICO:
 Adolfo Prieto No. 1634
 Col. del Valle
 Mexico, D.F. 03100

 ETTEN-LEUR, THE NETHERLANDS:
 Florijnstraat 19
 Postbus 379
 4879 AH Etten - Leur (N.B.)
 The Netherlands

 ETTEN-LEUR, THE NETHERLANDS
 Mon Plaisir 12A
 Postbus 215
 4870 AE Etten-Leur N.B.
 The Netherlands

 WADDIRNXVEEN, THE NETHERLANDS:
 Coenecoop 129A
 Postbus 5
 2741 PJ/2740AA
 Waddinxvcen
 The Netherlands

 OSLO, NORWAY:
 Hvamstubben 17
 N-2013 Skjetten
 Nomay

 WARSZAWA, POLAND:
 ul. Lektykarska 25 m10
 01 -687 Warszawa
 Poland

 CAGUAS, PUERTO RICO:
 Latin America Headquarter
 P.O. Box 6870
 Caguas, Pucrto Rico 00726

 MOSCOW, RUSSIA:
 ul. Miklukho-Maklaia 16/10
 117871 Moscow
 Russia

 SINGAPORE:
 12 Prince Edward Road
 #01-03 Podium A
 Bestway Building
 Singapore 079212

 BARCELONA, SPAIN:
 Entenza. 24 Planta Baia
 08015 Barcelona
 Spain

 MADRID, SPAIN:
 Avda, Europa, 21 Pita. Baji
 (Parque Empresarial La Moraleja)
 28100 Alcobmdas (Madrid)
 Spain

 STOCKHOLM, SWEDEN:
 Box 485
 Turebergsvagen 3
 S-191 24 Sollentuna
 Sweden

 RUPPERSWIL, SWITZERLAND:
 Dorfstrasse 10
 5102 Rupperswil
 Switzerland

 LAUSANNE, SWITZERLAND:
 43, Chemin de Maillefer
 1052 Le Mont sur Lausanne
 Switzerland

 TAIPEI, TAIWAN:
 Room 603, 6th Floor, No. 136
 Section 3, Jen-Ai-Road
 Taipei, Taiwan

 ANNEX VI

 INSURANCE(1)

1. Insured: Waters Corporation; Waters Technologies Corporation; and any future name changes thereto, including any and all past, present or hereafter formed or acquired subsidiary companies, corporations, firms or organizations (excluding joint ventures) which are owned, financially controlled, or for which you are obligated to provide insurance.

DOMESTIC PROPERTY INSURANCE

 Company:                                            Kemper National Insurance
 Policy #:                                           3ZG005093-00
 Expiration Date:                                    September 1, 1998
 A.M. Best Company Rating:                           A, XIV
 Premium:                                            $184,079


 LIMITS OF LIABILITY

 COVERAGES                                                     LIMIT

 Real Property, Personal Property and Business                 $410,833,686
 Interruption and Boiler and Machinery at Listed
 Locations

 Newly Acquired Properly (90 day limit) or 25% of              $2,000,000
Loss for Debris Removal (whichever is greater)

Extra Expense - Domestic Locations                             $1,000,000

 Accounts Receivable                                           $1,000,000

 Unnamed Locations                                             $2,000,000

 Flood - Domestic                                              $100,000,000

 Earthquake - Domestic (Other than California and              $100,000,000
 Puerto Rico)

 Contingent Operation of Building Laws                         $10,000,000

 Demolition and Increased Cost of Construction                 $10,000,000

 Valuable Papers & EDP Media                                   $2,500,000

 Errors & Omissions                                            $2,000,000

 (1) As of June 5, 1997

 Service Interruption                                          $5,000,000

 DEDUCTIBLES:

 COVERAGES                                                     DEDUCTIBLE

 Combined Property Damage, Business                            $50,000
 Interruption, Extra Expense and Flood at Taunton,
 MA

 Combined Property Damage, Business                            $50,000
 Interruption, Extra Expense and Flood at all other
 Domestic Locations

 Combined Property Damage and Time Element per                 $50,000
 accident for Boiler and Machinery at all other
 Domestic Locations

                                                               24 Hour
                                                               Waiting
                                                               Period for
                                                               Service
                                                               Interruption

 LISTED LOCATIONS:

 34 Maple Street, Milford, MA
 177 Robert T. Paine Drive, Taunton, MA
 Liberty Way, Franklin, MA
 109 Lukens Drive, New Castle, DE

 2 Insured: Waters Corporation and/or their owned, controlled, affiliated and/or subsidiary companies which are more than 50% owned by Waters Corporation on their subsidiary companies or corporations as now existing or hereafter created or acquired.

 GLOBAL TRANSIT INSURANCE:

 Carrier:                                   American Home Assurance Company
 Policy #:                                  86742
 Expiration:                                September 1, 1997
 A.M. Best Company Rating:                  A++, XV
 Premium:                                   $62,460


LIMITS OF LIABILITY:

 COVERAGES                                              LIMITS

 Any One Conveyance                                     $2,000,000

 On Deck                                                $100,000

 Mail/Parcel Post                                       $10,000

 Worldwide Inland Transit                               $2,000,000

 Unnamed Locations                                      $500,000

 Worldwide Exhibits                                     $1,000,000

 Salesman Sample                                        $12,500

 Salesman Sample (maximum any one loss)                 $35,000


 DEDUCTIBLE:

 $10,000 - Except $5,000 Salesman Sample $5,000

 3. Insured: Waters Corporation; Waters Technologies Corporation and its subsidiaries, including any subsidiary companies newly acquired or formed, other than a partnership or joint venture, during the policy period and over which the Named Insured maintains majority ownership and financial control.

 DOMESTIC GENERAL LIABILITY INSURANCE

 Carrier:                                   Travelers Indemnity Co. of Illinois
 Policy #:                                  UC2J-660-582GO499-TTL-96
 Expiration:                                September 1, 1997
 A.M. Best Company Rating:                  A XV
 Premium:                                   $296,836 (includes all Workers
                                            Compensation and Automobile)


 LIMITS OF LIABILITY:

 General Aggregate                                      $2,000,000

 Products-Completed operations Aggregate                $2,000,000

Personal & Advertising Injury                           $1,000,000

 Each Occurrence                                        $1,000,000

 Fire Damage                                            $50,000 (any one fire)

 Medical Expense                                        $5,000 (any one person)

 LIMITS SUBJECT TO RETROSPECTIVE RATING                 DEDUCTIBLE LIMIT

 Each occurrence for Loss other than Products           $100,000
 Completed Operations

 Each occurrence for Products & Completed               $100,000
 Operations



 4. Insured: Waters Corporation; Waters Technologies Corporation and its subsidiaries, including any subsidiary companies newly acquired or formed, other than a partnership or joint venture, during the policy period and over which the Named Insured maintains majority ownership and financial control.

 DOMESTIC AUTOMOBILE LIABILITY INSURANCE:

 Carrier:                                   Travelers Indemnity Co. of Illinois
 Policy #:                                  UC2J-CAP-582GO46-3-TIL-96
 Expiration:                                September 1, 1997
 A.M. Best Company                          A XV
 Rating:
 Premium:                                   2

 States: CT, GA, MI, NY, WI, IN, IL, KY, NC, FL, LA, WA, CA. RI, TN, SC, NE, UT, MO, MD, DE, WV, NJ, AZ, CO 0H, PA, KS

 2 Premium for Domestic General Liability Insurance ($296,836) includes all workers compensation and automobile insurance.

 COVERAGES:
 ---------

 Combined Bodily Injury and Property Damage any         $2,000,000
 one accident or loss

 Personal Injury Protection                             Statutory (per state law
                                                        requirement)

 Medical Payments (each person)                         $5,000

 Uninsured and/or Underinsured Motorists                Statutory (per state law
                                                        requirement)

 Limits subject to Retrospective Rating per             $75,000 deductible
 Accident

 DOMESTIC AUTOMOBILE LIABILITY INSURANCE
 (TEXAS):

 Carrier:                                   Travelers Indemnity Co. of
                                            Connecticut

 Policy #:                                  UC2EE-CAP-582G0475-TRI-96
 Expiration:                                September 1, 1997
 A.M. Best Company Rating:                  A XV
 Premium:                                   2

 State:                                     TX

COVERAGES:

 Combined Bodily Injury and Property Damage any         $2,000,000
 one accident of loss

 Personal Injury Protection                             $2,500
 Medical Payments (each person)                         $5,000

 Combined Limit for Uninsured and/or                    $1,000,000
 underinsured Motorist (each accident)

 Limits Subject to Retrospective Rating per             $75,000 Deductible
 Accident

 DOMESTIC AUTOMOBILE LIABILITY INSURANCE (VIRGINIA):

 Carrier                                                Travelers Indemnity
                                                        Company of Illinois
 Policy #:                                              UC2J-CAP-582GO487-TIL-96
 Expiration:                                            September 1, 1997
 A.M. Best Company Rating                               A XV
 Premium:                                               --2
 State:                                                 VA

 COVERAGE:

 Combined Bodily Injury and Property Damage any         $2,000,000
 oen accident or loss

 Medical Expense (each person) (Section 1)              $5,000

 Income Loss Benefits (Section 11)                      Statutory

 Uninsured Motorists                                    $2,000,000

 Limits Subject to Retrospective Rating per             $75,000 Deductible
 Accident

 EXCESS AUTOMOBILE LIABILITY INDEMNITY POLICY-MASSACHUSETTS ONLY:

 Carrier:                                               Travelers Indemnity
                                                        Company of Illinois
 Policy #:                                              UJ-EAP-58IG9790-TIL-96
 Expiration Date                                        September 1, 1997
 A.M. Best Company Rating:                              A XV
 Premium:                                               -2

 LIMITS:

 Combined Bodily Injury and Property Damage             $2,000,000 Each
                                                        Occurrence

 Combined Bodily Injury and Property Damage             $75,000 Retained Limit
                                                        Deductible each
                                                        Accident

 5. Insured: Waters Corporation, Waters Technologies Corporation and its subsidiaries, including any subsidiary companies newly acquired or formed, other than a partnership or joint venture, during the policy period and over which the Named Insured maintains majority ownership and financial control.

 DOMESTIC WORKERS' COMPENSATION & EMPLOYERS LIABILITIES INSURANCE

 Carrier:                                            Travelers Indemnity
                                                     Company of Illinois
 Policy #:                                           UDRJ-UB-58I G975-3-96
 Expiration:                                         September 1, 1997
 A.M. Best Company Rating:                           A XV
 Premium:                                            -2

 Limits:   Bodily Injury by Accident                 $ 1,000,000 Each Accident
           Bodily Injury by Disease                  $ 1,000,000 Policy Limit
           Bodily Injury by Disease                  $ 1,000,000 Each Employee

 Statutory:                                          AZ, CO, CT, DE, FL, GA, IL,
                                                     IN, KS, KY, LA, MD, MA, MI,
                                                     MN, MO, NE, NY, NC, PA, RI,
                                                     SC, TN, UT, VA, WI


 LIMITS SUBJECT TO RETROSPECTIVE RATING LOSS LIMITATION:

 COVERAGES                                           LIMIT

 for Workers Compensation                            $ 250,000

 for Employers Liability                             $ 250,000


 DOMESTIC WORKERS' COMPENSATION & EMPLOYERS LIABILITIES INSURANCE (TEXAS):

 Carrier                                             Travelers Indemnity Company
                                                     of Connecticut
 Policy #:                                           UREE-UB-528GO54-3-96
 Expiration:                                          September 1, 1997
 A.M. Best Company Rating:                           A XV
 Premium:                                            -2

 LIMITS:   Bodily Injury by Accident                 $ 1,000,000 Each Accident
           Bodily Injury by Disease                  $ 1,000,000 Policy Limit
               Bodily Injury by Disease              $ 1,000,000 Each Employee

 Statutory:                                          TX

 LIMITS SUBJECT TO RETROSPECTIVE RATING
 LOSS LIMITATION:

 COVERAGES                                           LIMIT

 for Workers' Compensation                           $ 250,000
 for Employers Liability                             $ 250,000

 DOMESTIC WORKERS' COMPENSATION & EMPLOYERS LIABILITIES INSURANCE (NEW JERSEY):

 Carrier                                             Travelers Indemnity Company
                                                     of Illinois
 Policy #:                                           UDRJ-UB-582G053-1-96
 Expiration:                                         September 1, 1997
 A.M. Best Company Rating:                           A XV
 Premium:                                            -2

 LIMITS:
 Bodily Injury by Accident                           $ 1,000,000 Each Accident
 Bodily Injury by Disease                            $ 1,000,000 Policy Limit
 Bodily Injury by Disease                            $ 1,000,000 Each Employee

 Statutory:                                          NJ

 LIMITS SUBJECT TO RETROSPECTIVE RATING
 LOSS LIMITATION:

 COVERAGES                                           LIMIT

 for Workers' Compensation                           $ 250,000
 for Employers Liability                             $ 250,000

 DOMESTIC WORKER'S COMPENSATION & EMPLOYERS LIABILITIES INSURANCE (CALIFORNIA):

 Carrier:                                            Travelers Indemnity Company
                                                     of  Illinois
 Policy                                              UDRJ-UB-582G052-A-96
 Expiration:                                         September 1, 1997
 A.M. Best Company Rating                            A XV
 Premium:                                            -2
 LIMITS:  Bodily Injury by Accident                  $ 1,000,000 Each Accident
          Bodily Injury by Disease                   $ 1,000,000 Policy Limit
          Bodily Injury by Disease                   $ 1,000,000 Each Employee

 Statutory:                                          CA

 6. Insured: Waters Corporation and/or its affiliated, subsidiary and/or associated corporations, as now exist or may hereafter be constituted or acquired, including their interests as may appear in partnerships or joint ventures, hereafter referred to as the "Insured".

 GLOBAL LIABILITY INSURANCE

 Carrier:                                            CIGNA Companies
 Policy #:                                           CXC037521
 Expiration Date                                     September 1, 1997
 A.M. Best Company Rating                            A-, XIV
 Premium                                             $33,710
 LIMITS OF LIABILITY:

 COVERAGES                                           LIMIT

 Each Occurrence                                     $1,000,000

 Products/Completed Operations                       $1,000,000 Aggregate

 Personal & Advertising Injury                       $1,000,000 Aggregate

 Premises Damage                                     $1,000.000 Each Occurrence

 Medical Expense                                     $25,000 Limit Any One
                                                     Person

 Contingent Automobile Liability                     $1,000,000 Each Accident

 Employee Benefits Liability                         $1,000,000 Each Claim
                                                                 Annual
                                                                 Aggregate
 Benefits for Voluntary Compensation:
        North Americans                              State of Hire
        Third Country National                       State of Hire
        Local Nationals                              State of Hire

 Repatriation                                        $  50,000 Each Employee
                                                     $ 250,000 Policy Limit
Employer's Liability:
Bodily Injury by Accident                            $1,000,000 Each Accident

Bodily injury by Disease                             $1,000,000 Each Employee
Including "endemic disease"

Bodily Injury by Disease                             $1,000,000 Policy Limit
Including "endemic disease"

7. Insured: Waters Corporation including any subsidiary corporation therefore, in any tier as now or hereafter constituted and any other legal entities in which Waters has more than 50% ownership interest or in which Waters exercises management or financial control.

GLOBAL UMBRELLA LIABILITY INSURANCE

Company:                                             National Union Fire Ins.
                                                     Co. (AIG)
Policy #:                                            BE3099798
Expiration Date:                                     September 1, 1997
A-M- Best Company Rating:                            A++, XV
Premium:                                             $80,000

LIMITS OF LIABILITY:

COVERAGES                                            LIMIT
per Occurrence and Aggregate in Excess of
Scheduled Underlying or a $10,000
Self-Insured Retention                               $25,000,000

MINIMUM UNDERLYING REQUIREMENTS:

Automobile Liability                                 $2,000,000 Combined Single
                                                     Limit

Domestic General Liability                           $1,000,000 per Occurrence
                                                     $2,000,000 Products and
                                                     Completed Operations
                                                     Aggregate
                                                     $1,000,000 General
                                                     Aggregate

Foreign Liability                                    $1,000,000 per Occurrence
                                                     $1,000,000 Annual Aggregate

Domestic Employers Liability:                        $1,000,000 per Accident
                                                     $1,000,000 per Employee
                                                     for Disease
                                                     $1,000,000 Policy Limit

 8. Insured: Waters Corporation and any organization which now exists or is hereafter created or acquired that is more than 50 Percent owned by the Insured. (Benefit plans included as insured: Waters Corporation 401 K Plan, Waters Corporation Cash Balance Plan, or any Employee Benefit Plan, Benefit Program or Insured Plan sponsored or maintained by the Insured).

 BLANKET CRIME INSURANCE

 Company:                                            Federal Insurance
 Policy #;                                           to be determined
 Expiration Date:                                    September 1, 1997
 A.M. Best Company Rating:                           A++, XIV
 Premium:                                            $10,950

 LIMITS OF LIABILITY:

 Option 1:                                           $2,000,000 each loss and
                                                     policy year

 DEDUCTIBLE                                          $ 25,000 per claim


 9. Insured: Waters Corporation and its subsidiaries. [Benefit plans included as insured: Waters Corporation 401K Plan. Waters Corporation Cash Balance Plan, or any Employee Benefit Plan, Benefit Program or Insured Plan sponsored or maintained by the Insured].

 FIDUCIARY LIABILITY INSURANCE

 Company:                                            Federal insurance Company
 Policy #:                                           to be determined
 Expiration Date:                                    September 1, 1997
 A.M. Best Company Rating:                           A++, XIV
 Premium:                                            $9.350

 LIMIT OF LIABILITY:                                 $5,000,000 each loss
                                                     $5,000,000 each policy year

 DEDUCTIBLE:                                         None


 10. Insured. Waters Corporation and/or its affiliated, subsidiary and/or associated corporations, as now exist or may hereafter be constituted or acquired, including their interests as may appear in partnerships or joint ventures, hereafter referred to as the "Insured".

 GLOBAL PROPERTY INSURANCE

 Carrier:                                            CIGNA Companies
 Policy #:                                           CXC037521
 Expiration Date:                                    September 1, 1997
 A.M. Best Rating:                                   A-, XIV
 Premium:                                            $3,337

 LIMITS OF LIABILITY:

 COVERAGES
 All Real and Personal Property, EDP Equipment, Tax Liability, Debris Removal, Newly Acquired Property, Business Interruption, Gross Earnings/Loss of Profits, Extra Expense/Rental Values, Tenants and Neighbors Liability, Coinsurance Deficiency, Valuable Papers/Accounts Receivable

 Non-Admitted/DIC/Master Policy                      $20,000,000 Any One
                                                     Occurrence



 POLICY SUBLIMITS
 Earthquake                                          $5,000,000
 Flood, except Netherlands                           $5,000,000
 Flood - Netherlands                                 $5,000,000
 Unnamed Locations                                   $2,000,000
 Newly Acquired Locations                            $2,000,000
 Valuable Papers/EDP Media                           $2,500,000
 Accounts Receivable                                 $1,000,000
 Service Interruption                                $5,000,000
 Coinsurance Deficiency                              $1,000,000
 Tax Liability                                       $1,000,000
 Tenants and Neighbors Liability                     $1,000,000
 Extra Expense                                       $1,000,000


 DEDUCTIBLES
 Master Policy / DIC                                 $5,000 Per Occurrence
                                                     $10,000 Windstorm
                                                     $100,000 Earthquake, Flood,
                                                     24 Hours - Service
                                                     Interruption

 The following Deductible and Coinsurance applies to Mexico:

                Deductible -                         $5,000 All Perils except
                                                             Earthquake
                                                     Earthquake deductible is 2%
                                                      of Insured Values

                Coinsurance -                        20% of Loss for Earthquake
                                                     and Flood


 SPECIAL CONDITIONS
 Japan Earthquake -                                  30% Indemnity Zones
                                                     4,5,6/60%
                                                     Indemnity - Total Indemnity
                                                     for Local and Master
                                                     policies combined


 11. Insured: Waters Corporation. Coverage also provided for any past, present or future subsidiary of Waters Corporation as further defined within policy contract and Endorsement #6 to policy contract.

 DIRECTORS AND OFFICERS LIABILITY.
 Carrier:                                            National Union
 Policy #:                                           484-3289
 Expiration Date:                                    November 17, 1997
 A.M. Best Company Rating:                           A+, XV
 Premium:                                            $236,500

 LIMITS OF LIABILITY:                                $10,000,000


 RETENTION:                                          $ 100,000 non SEC
                                                     $ 350,000 all SEC

 ENDORSEMENTS:

 1.   Nuclear Energy Liability (broad form)
 2.   Captive Insurance Company Exclusion
 3.   Commissions Exclusion (foreign corrupt practices exclusion)
 4. 3 Year program year 2 endorsement (limits any premium increase to 25% subject to no material change in risk)
 5.   EPL Extension
 6.   Automatic Subsidiary coverage for entities under $35 million in assets
 7.   Discovery amended to 50% additional premium (from 75%)
 8.   Securities Plus
 9.   Outside non-profit directorship coverage dating back to August 18, 1994
 10. Amend definition of Director and Officer to include Treasurer and Controller
 11.  Specific entity Exclusion for Bain, Millipore and AEA Investors
 12.  Amend Clause 4 (c), fraud and deliberate act exclusion

 ANNEX VII

 EXISTING INDEBTEDNESS

A. The following foreign subsidiaries Of Waters Technologies Corporation are indebted to Waters Technologies Corporation in the following amounts:

 SUBSIDIARY                                          LOAN AMOUNT

 Waters Australia Pty Ltd                            $1,296,296

 Waters China Limited                                $826,756

 Waters Ges.m.b.H.                                   $2,972,031

 Waters NV                                           $237,931

 Waters Commercial Ltda                              $509,000

 Waters Ltd. (Canada)                                $2,365,118

 Waters A/S                                          $309,951

 Waters Oy                                           $40,425

 Waters GmbH                                         $29,535

 Waters S.p.A.                                       $1,267,283

 Waters SA de CV                                     $471,265

 Watcrs Chromatografia SA                            $1,908,540

 Waters AG                                           $704,585

 Waters Ltd. (U.K.)                                  $6,383,396

 Waters Chromatography Europe BV                     $3,468,208

 Nihon Waters K.K.                                   $3,835,641

B. The following domestic subsidiaries arc indebted to Waters Technologies Corporation in the following amounts:

 SUBSIDIARY                                          LOAN AMOUNT

 Waters France Holding Corp.                         $8,894,646

 T.A. Instruments, Inc.                              $28,758,518

 Nihon Waters Limited                                $643,914


 C. The following domestic subsidiary of Waters Investments Limited is indebted to Waters Technologies Corporation in the following amount:

 SUBSIDIARY                                          LOAN AMOUNT
 Waters Asia Limited                                 $2,841,085

 D. $100,000 line of credit to Waters Technologies Corporation-Puerto Rico Branch from Scotia Bank de Puerto Rico, Plaza Scotia Bank.

 E. The Puerto Rico branch of Waters Technologies Corporation is indebted to Waters Technologies Corporation in the amount of $1,079,392.


 ANNEX VIII

 EXISTING LIENS

                                                                                                           UCC
 Jurisdiction     Debtor            Secured Party                      Description                       File No.

 PARTY

 Delaware         T.A.              Dana Commercial Credit             Leased equipment PC               9514727
                  Instruments,      Corporation                        Trace Pro Plus Enhanced
                  Inc.                                                 v2.0, Tracer 3 Plus
                                                                       Autoloader (SDS),
                                                                       Drive 3.5 Qualicopy DD/HD DBL
                                                                       SPD 2XS, TIP 5300SX
                                                                       Trace In-Line Printer;
                                                                       plus additions,
                                                                       substitutions,
                                                                       attachments, and
                                                                       accessories, with all
                                                                       chattel paper and
                                                                       proceeds as may be
                                                                       related to the
                                                                       sale/transfcr/destruction
                                                                       of the property
                                                                       listed above.

 Delaware         T.A.              AT&T Credit Corporation            Lucent/AT&T Definity              9700084
                  Instruments,                                         leased under Lease
                  Inc                                                  No. 0025664 and all
                                                                       attachments, accessories,
                                                                       additions, substitutions,
                                                                       Products, replacements,
                                                                       and rentals and a right
                                                                       to use license or any
                                                                       software related to
                                                                       any of the foregoing,
                                                                       and proceeds (therefrom,
                                                                       including insurance
                                                                       proceeds).

 Milford, MA      Waters            Hewlett-Packard Company            Leased equipment-                 298
                  Technologics                                         numerous types of
                  Corporation                                          hardware and software


 Milford, MA      Waters            AT&T Credit Corporation            AT&T Definity                     192
                  Technologies      2 Gatchall Drive                   Communications System Generic
                  Corporation       Parsippany, NJ 07054               11R and all attachments,
                                                                       accessories, additions,
                                                                       substitutions, products,
                                                                       replacements and rentals
                                                                       and proceeds therefrom
                                                                       (including insurance proceeds)

 Milford, MA      Waters            Line Quantum Analytics             HP-7673B Tray, HP_                300976
                  Technologies      363 Vintage Park Drive             7673B Tower, HP-7673
                  Corporation       Foster City, CA 94404              Controller LQA no:
                                                                       C07387

 Massachusetts    Waters            Padco Lease Corp (as               Leased equipment:                 343238
                  Technologies      Assignee)                          Ballasts. Exit Kit.T8
                  Corporation       100 West Monroe Street             Lamps, Reflectors,
                                    Chicago, IL 60603                  2' X 4'PLxturcs

 Massachusetts    Waters            Padco Lease Corp (as               Leased equipment:                 343240
                  Technologies      Assignee)                          Ballasts, Exit Kit, T8
                  Corporation       100 West Monroe Street             Lamps, Reflectors,
                                    Chicago, IL 60603                  2'X 4' Fixtures

 Massachusetts    Waters            Padco Lease Corp (as               Leased equipment:                 343239
                  Technologies      Assignee)                          Ballasts, Exit Kit, T8
                  Corporation       100 West Monroe Street             Lamps, Reflecters, 2X4'
                                    Chicago, IL 60603                  Fixtures

 Massachusetts    Waters            Hewlett-Packard Company            Leased equipment                  994634
                  Technologies      Finance Remarketing                numerous types of
                  Corporation       Division                           hardware and software
                                    331 East Evelyn Avenue
                                    Mt. View, CA 94041

 ANNEX IX

 EXISTING INVESTMENTS

1. Nihon Waters Limited has an investment with a par value of 500 yen per share representing 30,300 shares of capital stock in YMC Corp.

2.       Waters Investments Limited owns 40% of the equity of Waters India Pvt.
         Ltd.

3. Waters Technologies Corporation has loaned $8,894,645 to Waters Investments Ltd.

4.       Waters Investments Limited has loaned $8,894,645 to Waters Holding SA

5. Waters Technologies Corporation has made intercompany loans and capital contributions to the following foreign subsidiaries in the following amounts:

  SUBSIDIARY                                                 LOAN AMOUNT        CAPITAL CONTRIBUTION

  Waters Australia Pty Ltd                                    $1,296,296                $693,000
  Waters Ges.m.b.H.                                           $2,972,031                $672,810
  Waters NV                                                     $237,931                $284,208
  Waters Comercial Ltda                                         $509,000                $268,300
  Waters Ltd. (Canada)                                        $2,365,118                $1,361,116
  Waters AJS                                                    $309,951                $291,566
  Waters Oy                                                      S40,425                $78,278
  Waters Holding SA                                                   $0                $14,677,378
  Waters GmbH                                                    $29,535                $582,468
  Waters S.p.A.                                               $1,267,283                $1,555,040
  Waters SA de CV                                               $471,265                $268,000
  Waters Chromatography BV                                            $0                $283,121
  Waters Chromatografia SA                                    $1,908,540                $1,748,458
  Waters Sverige AB                                                   $0                $206,390
  Waters AG                                                     $704,585                $384,615
  Waters Ltd. (U.K.)                                          $6,383,396                $2,780,673
  Nihon Waters                                                $3,835,641                $0
  Waters Chromatography Europe BV                             $3,468,208                $867,052

 6. Waters Technologies Corporation has made intercompany loans and capital contributions to the following domestic subsidiaries of Waters Investments Limited in the following amount:


  SUBSIDIARY                                                 LOAN AMOUNT        CAPITAL CONTRIBUTION

  Waters Asia Limited                                         $2,841,085                $188,822

  Nihon Waters Limited                                          $643,914                $2,181,191

 7. Waters Technologies Corporation has made intercompany loans and capital contributions to the following domestic subsidiaries in the following amounts:

  SUBSIDIARY                                                 LOAN AMOUNT             CAPITAL CONTRIBUTION
  Waters France Holding Corp.                                 $8,894,646                $47,170

  T.A. Instruments, Inc.                                     $28,758,518                $48,675,482

  Waters Operating Corporation                                        $0                $27,565,124

                       SUBSIDIARY GUARANTY ACKNOWLEDGEMENT

June 16, 1997




To the Agent and each of the Banks
party to the Credit Agreement
referred to below:

Ladies and Gentlemen:

        Reference is made to the Amended and Restated Credit Agreement, dated as of November 22, 1995 and amended and restated as of June 16, 1997 (as so amended and restated and as further amended, modified or supplemented from time to time, the "Credit Agreement"), among Waters Corporation ("Holdings"), Waters Technologies Corporation (the "Borrower"), the lenders from time to time party thereto (each a "Bank" and, collectively, the "Banks"), and Bankers Trust Company, as Agent (in such capacity and together with any successor agent, the "agent") for said Banks. Unless otherwise indicated herein, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

        Each of the undersigned Subsidiaries hereby acknowledges the Credit Agreement and the transactions contemplated thereby.

        Each of the undersigned Subsidiaries hereby acknowledges and agrees, and represents and warrants, that on and after the occurrence of, and after giving effect to, the Restatement Effective Date and any increase in the amounts owing to the Banks or the Agent under the Credit Agreement on or after the date hereof, (i) it constitutes a Subsidiary of the Borrower which is a party to the Subsidiary Guaranty, dated as of November 22, 1995 (as amended, modified or supplemented from time to time) made by it, in favor of Bankers Trust Company, as Agent for the Banks, (ii) the Subsidiary Guaranty shall remain in full force and effect with respect to each of the undersigned, and (iii) the Credit Agreement and the Obligations under the Credit Documents shall constitute the "Credit Agreement" and the "Credit Document Obligations", respectively, in each case, under, and as defined in, the Subsidiary Guaranty and shall continue to be entitled to the benefits of the Subsidiary Guaranty. Each of the undersigned

Subsidiaries hereby makes in all material respects each of the representations and warranties contained in Section 12 of the Subsidiary Guaranty on the date hereof, both before and after giving effect to this Acknowledgement, unless stated to relate to a specific earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

        THIS ACKNOWLEDGEMENT AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

WATERS FRANCE HOLDING CORP.

By /s/ Philip S. Taymor
Title: Chief Financial Officer

WATERS INVESTMENTS LIMITED

By /s/ Philip S. Taymor
Title: Chief Financial Officer

NIHON WATERS LIMITED

By /s/ Philip S. Taymor
Title: Chief Financial Officer

WATERS ASIA LIMITED

By /s/ Philip S. Taymor
Title: Chief Financial Officer

WATERS OPERATING CORP.

By /s/ Philip S. Taymor
Title: Chief Financial Officer

T.A. INSTRUMENTS, INC.

By /s/ Philip S. Taymor
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

BANKERS TRUST COMPANY,
as Agent

By /s/ Mary Kay Coyle
Title: Managing Director